UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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[   ]     Preliminary Proxy Statement
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[X]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to §240.14a-12

CAPITOL FEDERAL FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 22, 2011

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Capitol Federal Financial, Inc. we cordially invite you to attend our annual meeting of stockholders.  The meeting will be held at 10:00 a.m. local time on Tuesday, January 24, 2012, at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas.

We encourage you to attend the meeting in person.  Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible.  Alternatively, you may vote over the Internet or by telephone if the enclosed proxy card so indicates.  Your prompt response will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of Capitol Federal Financial, Inc. and the enhancement of your investment.  As Chairman of the Board, I want to express my appreciation for your confidence and support.

Very truly yours, /s/ John B. Dicus JOHN B. DICUS Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 24, 2012

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Capitol Federal Financial, Inc. will be held as follows:

TIME	10:00 a.m. local time Tuesday, January 24, 2012
PLACE	Bradbury Thompson Center Washburn University Campus 1700 S.W. Jewell Topeka, Kansas
ITEMS OF BUSINESS	(1)	The election of two directors.
	(2)	An advisory (non-binding) vote on executive compensation as disclosed in the accompanying proxy statement.
	(3)	The approval of the Capitol Federal Financial, Inc. 2012 Equity Incentive Plan.
	(4)	The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial, Inc.’s independent auditors for the fiscal year ending September 30, 2012.
RECORD DATE	Holders of record of Capitol Federal Financial, Inc. common stock at the close of business on December 2, 2011 are entitled to vote at the annual meeting or any adjournment or postponement thereof.
PROXY VOTING

It is important that your shares be represented and voted at the annual meeting.  You can vote your shares by completing and returning the enclosed proxy card.  Registered stockholders, that is, stockholders who hold their stock in their own name, can also vote their shares over the Internet or by telephone.  If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS /s/ John B. Dicus JOHN B. DICUS Chairman of the Board, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on January 24, 2012:

The proxy statement and annual report to stockholders are available at
http://ir.capfed.com/docs.aspx?iid=4044379

Topeka, Kansas
December 22, 2011

CAPITOL FEDERAL FINANCIAL, INC.
700 S. Kansas Avenue
Topeka, Kansas 66603
(785) 235-1341
_______________________________

PROXY STATEMENT
_______________________________

INTRODUCTION

The Capitol Federal Financial, Inc. Board of Directors is using this proxy statement to solicit proxies from the holders of the Company’s common stock for use at the Company’s upcoming annual meeting of stockholders.  The annual meeting of stockholders will be held at 10:00 a.m. local time on Tuesday, January 24, 2012 at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas.  At the meeting, stockholders will be asked to vote on four proposals.  The proposals are set forth in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail below.  Stockholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.  Capitol Federal Financial, Inc. is referred to in this proxy statement from time to time as the “Company,” “we,” “us” or “our.”  Certain of the information in this proxy statement relates to Capitol Federal Savings Bank (“Capitol Federal Savings” or the “Bank”), a wholly owned subsidiary of the Company.

On December 21, 2010, the Company completed its conversion (the “Conversion”) from the mutual holding company structure and related public stock offering and became a stock form holding company that is 100% owned by public stockholders.  As a result of the Conversion, the Company, a newly formed Maryland corporation, became the holding company for Capitol Federal Savings, and Capitol Federal Financial (formerly the mid-tier holding company of Capitol Federal Savings) and Capitol Federal Savings Bank MHC (a mutual holding company that owned a majority of the stock of Capitol Federal Financial) have ceased to exist. All outstanding shares of Capitol Federal Financial common stock (other than those owned by Capitol Federal Savings Bank MHC, which have been cancelled) were converted into the right to receive 2.2637 shares of Company common stock (the “Conversion Exchange Ratio”).  References in this proxy statement to the Company prior to the date of the Conversion refer to Capitol Federal Financial.

By submitting your proxy, either by executing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Company’s Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions.  The Board of Directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

This proxy statement and the accompanying materials are being mailed to stockholders on or about December 22, 2011.

Your proxy vote is important.  Whether or not you plan to attend the meeting, please submit your proxy promptly either in the enclosed envelope, via the Internet or by telephone.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	The election of two directors of the Company.
Proposal 2.	An advisory (non-binding) vote on executive compensation as disclosed in this proxy statement.
Proposal 3.	The approval of the Company’s 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”).

Proposal 4.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2012.
The stockholders also will transact any other business that may properly come before the meeting.  Members of our management team will be present at the meeting to respond to appropriate questions from stockholders.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote “FOR” the election of the director nominees named in this proxy statement, “FOR” the advisory vote on executive compensation, “FOR” the approval of the 2012 Equity Incentive Plan and “FOR” the ratification of the appointment of Deloitte & Touche LLP.

Who is entitled to vote?

The record date for the meeting is December 2, 2011.  Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.  The only class of stock entitled to be voted at the meeting is the Company’s common stock.  Each outstanding share of common stock is entitled to one vote for all matters before the meeting; provided, however, that pursuant to Section D of Article 5 of the Company’s charter, no person who beneficially owns more than 10% of the shares of the Company’s common stock outstanding as of that date may vote shares in excess of this amount.  At the close of business on the record date there were 167,498,133 shares of common stock outstanding.

What if my shares are held in “street name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.  If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to any “non-discretionary” items.  In the case of non-discretionary items, the shares will be treated as “broker non-votes.”  Whether an item is discretionary is determined by the exchange rules governing your broker.  It is expected that the ratification of the appointment of Deloitte & Touche LLP will be considered a discretionary item and that all other matters being voted upon will be considered non-discretionary items.

What if my shares are held in the Company’s employee stock ownership plan?

We maintain an employee stock ownership plan which beneficially owned approximately 6.0% of the Company’s common stock as of the record date.  Employees of the Company and Capitol Federal Savings participate in the employee stock ownership plan.  Each participant may instruct the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan.  If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions.  Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares “FOR” the election of the director nominees named in this proxy statement, “FOR” the advisory vote on executive compensation, “FOR” the approval of the 2012 Equity Incentive Plan and “FOR” the ratification of the appointment of Deloitte & Touche LLP.  In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, and in the case of shares held in the employee stock ownership plan but not allocated to any participant’s account, the trustee will vote such shares in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of the Company’s common stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.  An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1.  You may vote by mail.  If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

2.  You may vote by telephone. If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included on the proxy card.  If you vote by telephone, you do not have to mail in your proxy card.

3.  You may vote on the internet.  If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included on the proxy card.  If you vote on the Internet, you do not have to mail in your proxy card.

4.  You may vote in person at the meeting.  If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of the Company’s common stock on December 2, 2011, the record date for voting at the annual meeting.

Can I vote by telephone or on the Internet if I am not a registered stockholder?

If your shares are held in “street name” by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

If you are a registered stockholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	signing another proxy with a later date;
•	voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;
•	giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or
•	voting in person at the annual meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

If you are a registered stockholder and you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the two director nominees named in this proxy statement;

•	FOR the advisory vote on executive compensation;
•	FOR the approval of the 2012 Equity Incentive Plan; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2012.

Will any other business be conducted at the annual meeting?

The Board of Directors knows of no other business that will be conducted at the meeting.  If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to approve the proposals?

Directors are elected by a plurality of the votes cast, which means that the director nominees who receive the highest number of votes for the positions to be filled will be elected.  The advisory vote on executive compensation, the approval of the 2012 Equity Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors requires the affirmative vote of the majority of votes cast on the matter.

How will withheld votes and abstentions be treated?

If you withhold authority to vote for one or more director nominees or if you abstain from voting on any of the other proposals, your shares will still be included for purposes of determining whether a quorum is present.  If you abstain from voting on the advisory vote on executive compensation, the approval of the 2012 Equity Incentive Plan or the ratification of the appointment of the independent auditors, your shares will be included in the number of shares voting on that proposal and, consequently, your abstention will have the same practical effect as a vote against that proposal.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum.  Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal.  Consequently, any broker non-votes will have the following effects:

Proposal 1.	Broker non-votes will have no effect on the election of directors.
Proposals 2, 3 and 4.
Broker non-votes will not be counted in determining the number of shares necessary for approval of the advisory vote on executive compensation, for approval of the 2012 Equity Incentive Plan or for the ratification of the appointment of the Company’s independent auditors and will, therefore, reduce the absolute number, but not the percentage, of the affirmative votes required for the approval of each of these proposals.

STOCK OWNERSHIP

The following table presents information regarding the beneficial ownership of the Company’s common stock, as of December 2, 2011, by:

•
the Company’s employee stock ownership plan, which, as of the time the printing of this proxy statement commenced, was the only beneficial owner of more than 5% of the outstanding shares of the Company’s common stock known to the Company;

•	each director of the Company and nominee for election;

•	each executive officer of the Company named in the “Summary Compensation Table” appearing below; and

•	all of the executive officers, directors and director nominees as a group.

   The address of each of the beneficial owners is the same address as that of the Company.  An asterisk (*) in the table indicates that the individual beneficially owns less than one percent of the outstanding common stock of the Company.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”).  As of December 2, 2011, there were 167,498,133 shares of the Company’s common stock outstanding.
Name of Beneficial Owner	Beneficial Ownership(1) (10)		Percent of Common Stock Outstanding
Greater than Five Percent Beneficial Owner
Capitol Federal Financial, Inc. Employee Stock Ownership Plan	9,990,310	(2)	6.0%
Directors, Director Nominees and Executive Officers
John B. Dicus, Chairman, President, Chief Executive Officer and Director	1,334,234	(3)	*
B.B. Andersen, Director	155,308	(4)	*
Morris J. Huey, II, Director	245,658		*
Jeffrey M. Johnson, Director	158,085	(1)(5)	*
Michael T. McCoy, M.D., Director	141,294	(1)	*
Reginald L. Robinson, Director Nominee	0		*
Jeffrey R. Thompson, Director	153,538	(1)(6)	*
Marilyn S. Ward, Director	172,338		*
R. Joe Aleshire, Executive Vice President for Retail Operations	447,697		*
Larry K. Brubaker, Executive Vice President for Corporate Services	472,501	(7)	*
Rick C. Jackson, Executive Vice President and Chief Lending Officer	149,576	(1) (8)	*
Kent G. Townsend, Executive Vice President and Chief Financial Officer	186,515	(1)(9)	*
Directors, director nominees and executive officers of the Company as a group (13 persons)	3,666,702		2.2%
___________________
(1)
Included in the shares beneficially owned by the named individuals are options to purchase shares of the Company’s common stock which are currently exercisable or which will become exercisable within 60 days after December 2, 2011, as follows: Mr. Johnson – 113,185 shares; Dr. McCoy – 113,185 shares; Mr. Thompson – 113,185 shares; Mr. Jackson – 54,328 shares and Mr. Townsend – 27,164 shares.

(2)
Of the 9,990,310 shares held by the employee stock ownership plan as of December 2, 2011, 4,425,982 were allocated to participant accounts.  Each participant may instruct the trustee of the plan how to vote the shares of common stock allocated to his or her account.  In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, and in the case of shares held in the employee stock ownership plan but not allocated to any participant’s account, the trustee will vote such shares in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.

(3)	Mr. Dicus has pledged 40,000 of his shares for a line of credit with a third party financial institution unaffiliated with the Company.
(4)
Mr. Andersen has pledged 150,000 of his shares as collateral from a third party financial institution unaffiliated with the Company.  As noted under “Proposal I. Election of Directors,” Mr. Andersen will retire from the Company’s Board of Directors upon the expiration of his current term at the annual meeting.

(5)	Of the shares beneficially owned by Mr. Johnson, 44,900 are held in brokerage accounts pursuant to which they may serve as security for margin loans.
(6)	Of the shares beneficially owned by Mr. Thompson, 22,862 are held in a brokerage account pursuant to which they may serve as security for a margin loan.
(7)	Includes 398,956 shares held in family trusts of which Mr. Brubaker is a co-trustee, 4,239 shares held solely by Mr. Brubaker’s spouse and 742 shares which Mr. Brubaker holds jointly with his son.
(8)	Of the shares beneficially owned by Mr. Jackson, 51,698 are held in a brokerage account pursuant to which they may serve as security for a margin loan.
(9)	Mr. Townsend has pledged 97,339 of his shares as collateral for a loan from a third party financial institution unaffiliated with the Company.
(10)
Includes shares held directly, as well as shares held by and jointly with certain family members, shares held in retirement accounts, shares held by trusts of which the individual or group member is a trustee or substantial beneficiary or shares held in another fiduciary capacity with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers.  This amount also includes an aggregate of 443,684 shares of common stock issuable upon exercise of stock options which are currently exercisable or which will become exercisable within 60 days after December 2, 2011.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Board of Directors is composed of seven members, each of whom is also a director of Capitol Federal Savings.  Approximately one-third of the directors are elected annually.  Directors of the Company are elected to serve for a three-year term or until their respective successors are elected and qualified.  The Company’s bylaws provide that no person who has reached age 75 may be elected or re-elected to the Board of Directors. As a result of this mandatory retirement age provision, Director B.B. Andersen, who has served as a director of Capitol Federal Savings since 1981 and of the Company since its inception in March 1999, will retire from the Board of Directors upon the expiration of his current term at the annual meeting. The Company thanks Mr. Andersen for his guidance and many years of dedicated service.

The following table sets forth certain information regarding the composition of the Company’s Board of Directors, including each director’s term of office.  The Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nominations of Morris J. Huey, II and Reginald L. Robinson to serve as directors, each for a term of three years to expire at the annual meeting of stockholders to be held in 2015.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting “FOR” the election of these director nominees.  If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve if elected.  Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Name	Age(1)	Position(s) Held in the Company	Director Since(2)	Term of Office Expires

NOMINEES

Morris J. Huey, II	62	Director	2009	2015
Reginald L. Robinson	54	Nominee	--	2015

DIRECTORS REMAINING IN OFFICE

John B. Dicus	50	Chairman of the Board, President and Chief Executive Officer	1989	2013
Jeffrey R. Thompson	50	Director	2004	2013
Jeffrey M. Johnson	45	Director	2005	2014
Michael T. McCoy, M.D.	62	Director	2005	2014
Marilyn S. Ward	72	Director	1977	2014
_________________________

(1)	As of September 30, 2011.
(2)	Includes service as a director of Capitol Federal Savings.

Business Experience and Qualifications of Our Directors

The Board believes that the many years of service that our directors have at the Company and Capitol Federal Savings is one of their most important qualifications for service on our Board.  This service has given them extensive knowledge of the banking business and of the Company.  Furthermore, their service on our Board committees, especially in areas of audit, compensation and stock benefits is critical to their ability to oversee the management of Capitol Federal Savings by our executive officers.  Service on the Board by our Chief Executive Officer is critical to aiding the outside directors’ understanding of the issues that are common in the banking business.  Each outside director brings special skills, experience and expertise to the Board as a result of their other business activities and associations.  The business experience of each of our directors and nominees for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director and nominee that further supports his or her service as a director are set forth below. Unless otherwise indicated, each director has held his or her current position for the past five years

Morris J. Huey, II.  Mr. Huey retired from Capitol Federal Savings in January 2010.  From June 2002 until his retirement, Mr. Huey served as Executive Vice President and Chief Lending Officer of Capitol Federal Savings and President of Capitol Funds, Inc., a wholly owned subsidiary of Capitol Federal Savings.  From August 2002 until his retirement, he also served as President of Capitol Federal Mortgage Reinsurance Company, a wholly owned subsidiary of Capitol Funds, Inc.  Prior to that, he served as the Central Region Lending Officer since joining Capitol Federal Savings in 1991.  Mr. Huey’s many years of service in various areas of Capitol Federal Savings’s operations and his duties as Executive Vice President and Chief Lending Officer of Capitol Federal Savings bring a special knowledge of the financial, economic and regulatory challenges the Company faces and he is well suited to educating the Board on these matters.

Reginald L. Robinson.  Since 2010, Mr. Robinson has served as a Professor of Law at the Washburn University School of Law and as the Inaugural Director of the school’s Center for Law and Government.  Between 2002 and 2010, Mr. Robinson served as President and Chief Executive Officer of the Kansas Board of Regents, which provides strategic leadership for the state’s public higher education system and oversees the state’s six universities, 19 community colleges, six technical colleges and municipal university.  From 1998 to 2002, Mr. Robinson held dual positions at the University of Kansas, serving as Chief of Staff to the Chancellor and as a Visiting Associate Professor of Law.  From 1993 to 1998, Mr. Robinson held several senior positions with the United States Department of Justice.  From 1988 to 1993, Mr. Robinson served as an Associate Professor of Law at the University of Kansas.  Mr. Robinson’s strong legal background and executive experience would make him a valuable addition to the Board.  Mr. Robinson was recommended to the Nominating Committee by John B. Dicus, the Company’s President and Chief Executive Officer.

John B. Dicus. Mr. Dicus became Chief Executive Officer of Capitol Federal Savings and the Company effective January 1, 2003 and became Chairman of the Board of Directors of Capitol Federal Savings and the Company upon the retirement of his father, John C. Dicus (who continues to serve as Chairman Emeritus), from the Board in January 2009.  Prior to his appointment as Chief Executive Officer, he served as President and Chief Operating Officer for Capitol Federal Savings since 1996 and for the Company since its inception in March 1999.  Before that, he served as Executive Vice President of Corporate Services for Capitol Federal Savings for four years.  He has been with Capitol Federal Savings in various other positions since 1985.  Mr. Dicus’s many years of service in all areas of Capitol Federal Savings’s operations and his duties as President and Chief Executive Officer of the Company and Capitol Federal Savings bring a special knowledge of the financial, economic and regulatory challenges the Company faces and he is well suited to educating the Board on these matters.

Jeffrey R. Thompson.  In 2007, Mr. Thompson became Chief Executive Officer of Salina Vortex Corp., a Salina, Kansas-based manufacturing company, after having served as Chief Financial Officer of that company since 2002.  From 2001 to 2002, he served as Vice President, Supply Chain, for The Coleman Company, Wichita, Kansas, a manufacturer and marketer of consumer products.  From 1992 to 2001, he served in a variety of capacities for Koch Industries, Inc., Wichita, Kansas, including President of Koch Financial Services, Inc. from 1998 to 2001.  From 1986 to 1992, he worked in several positions for Chrysler Capital Public Finance, Kansas City, Missouri, primarily in the areas of originating, underwriting and servicing tax-exempt municipal leases.  Mr. Thompson has over 25 years of business experience, including 20 years in the financial services business and 15 years with profit and loss responsibility in manufacturing companies.  He brings general business, financial and risk management skills to Capitol Federal Savings, including knowledge of compensation matters, which is important to his service on our Compensation Committee.  Mr. Thompson is a certified public accountant and his accounting knowledge and experience is important to his service on our Audit Committee.  His participation in the Wichita, Kansas business community for over 19 years brings knowledge of the local economy and business opportunities for Capitol Federal Savings.

Jeffrey M. Johnson.  Mr. Johnson is President of Flint Hills National Golf Club, Andover, Kansas, a position he has held since March 2003.  From March 1997 until joining Flint Hills, Mr. Johnson was an investment advisor with Raymond James Financial Services in Wichita, Kansas.  Mr. Johnson’s extensive knowledge of investments and the regulated financial services industry supports the Board’s and the Audit Committee’s knowledge in those areas.  Before 1997, he served in a variety of restaurant management positions with Lone Star Steakhouse & Saloon, Inc. and Coulter Enterprises, Inc.  Mr. Johnson is also part-owner of several restaurants in Lawrence, Manhattan and Wichita, Kansas and parts of Texas.  He brings general business, financial and risk management skills to Capitol Federal Savings, including knowledge of compensation matters, which is important to his service on our Compensation Committee.  His participation in the Wichita, Kansas business community and his service on local non-profit boards for over 15 years bring knowledge of the local economy and business opportunities for Capitol Federal Savings.

Michael T. McCoy, M.D.  Dr. McCoy has been an orthopedic surgeon in private practice for over 25 years.  In his private practice, he has employed up to 15 employees and gained the accounting, financial and risk management skill necessary to operate a small business.  Since October 2004, he has also served as Chief of Orthopedic Surgery at Stormont Vail Regional Medical Center in Topeka, Kansas.  He previously served as Chief of Surgery at Stormont Vail from January 1987 to January 1988.  His management and business experience in his private practice and these hospital positions bring knowledge and experience to his service on the Board and the Compensation and Audit Committees.  Dr. McCoy is a member of the Kansas Medical Society, the Shawnee County Medical Society, the American Academy of Orthopedic Surgeons and the American Orthopedic Society for Sports Medicine.

Marilyn S. Ward. From 1985 until her retirement in 2004, Ms. Ward was Executive Director of ERC/Resource & Referral, a family resource center located in Topeka, Kansas, where she was responsible for financial operations, including fund-raising, budgeting and grant writing.  Ms. Ward is the immediate past president of the board of Child Care Aware of Kansas, a state-wide organization that oversees the Kansas network of child care resource and referral agencies, where she was involved in overseeing financial and accounting matters.  Ms. Ward also serves on the board of the Kansas Children’s Service League Foundation, which oversees and manages the foundation funds of the organization.  She brings general business, financial and accounting skills to Capitol Federal Savings, including knowledge of compensation matters, which is important to her service on our Audit and Compensation Committees.  She has participated in numerous training programs for financial institution directors, which enhances her service as a director.

Director Independence

The Company’s Board of Directors has determined that the following directors, constituting a majority of the Board, are “independent directors,” as that term is defined in Rule 5605 of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”): Directors Andersen, Johnson, McCoy, Thompson and Ward.  As noted above, Mr. Andersen will be retiring as a director of the Company upon the election of his successor at the annual meeting.  Reginald L. Robinson, who has been nominated to succeed Mr. Andersen, will be an independent director, if elected.

Board Leadership Structure and Role in Risk Oversight

The Company currently combines the positions of Chief Executive Officer and Chairman into one position.  The Company does not have a lead outside director.  The Company believes that this structure is appropriate because of the primarily singular operating environment of the Company, with the Company’s focus on being a provider of retail financial services.  Having the Chief Executive Officer and Chairman involved in the daily operations of this focused line of operations improves the communication between management and the Board and ensures that the Board’s interest is represented in the daily operations of the Company, particularly with regard to risk management.

Risk is inherent with the operation of every financial institution, and how well an institution manages risk can ultimately determine its success.  The Company faces a number of risks, including but not limited to credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  The Company’s risk areas primarily involve the retail component of the Bank through its retail financial services and focus on single-family lending, including originated and purchased loans.

Management is responsible for the day-to-day management of the risks the Company faces, while the Board has ultimate responsibility for the oversight of risk management.  The Board oversees risk through the annual review of all policies of the Bank and Company.  In addition, monthly, quarterly and annual reports are prepared for, presented to and reviewed with the Board addressing all major risk and compliance areas.  Policies of the Board require risk assessments to be completed, the results of which are generally summarized and presented to the Board or a committee of the Board.  The executive officers responsible for managing the various risks in the Bank and Company present reports to the Board as required by policy or as needed.

The Board has integrated the oversight of certain risk areas with the responsibilities of the Audit Committee and the Compensation Committee. The Audit Committee works with the independent Director of Internal Audit to structure risk-based audits, the reports of which are presented to the Audit Committee, and progress toward the approved audit plan is reviewed and the committee is updated at least quarterly.   In attempting to determine the appropriate levels and forms of compensation provided to the Bank’s and the Company’s officers and employees, the Compensation Committee considers whether compensation or incentive plans encourage excessive risk taking.

Board Meetings and Committees

Meetings of the Company’s Board of Directors are generally held on a quarterly basis. Meetings of Capitol Federal Savings’s Board of Directors, the membership of which is identical to the Company’s Board of Directors, are generally held on a monthly basis.  For the fiscal year ended September 30, 2011, the Board of Directors of the Company held ten meetings and the Board of Directors of Capitol Federal Savings held 13 meetings.  During fiscal year 2011, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served.

The Company’s Board of Directors has standing Executive, Compensation, Stock Benefit, Audit and Nominating Committees.  The following is a summary of these committees.

The Executive Committee is currently comprised of Directors John B. Dicus (Chairperson), Andersen and Ward.  The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by applicable law.  This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors.  The Executive Committee did not meet during fiscal year 2011.

The Compensation Committee is currently comprised of Directors Andersen (Chairperson), Johnson, McCoy, Thompson and Ward, each of whom is an “independent director,” as that term is defined in the NASDAQ Marketplace Rules.  The Compensation Committee is responsible for reviewing and evaluating executive compensation and administering the Company’s compensation and benefit programs.  The Compensation Committee also is responsible for:

•	reviewing from time to time the Company’s compensation plans and, if the Committee believes it to be appropriate, recommending that the Board amend these plans or adopt new plans;

•
annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and recommending to the Board the Chief Executive Officer’s compensation level based on this evaluation;

•
overseeing the evaluation of management, and recommending to the Board the compensation for  executive officers and other key members of management.  This includes evaluating performance following the end of incentive periods and recommending to the Board specific awards for executive officers;

•	recommending to the Board the appropriate level of compensation for directors;

•	administering any benefit plan which the Board has determined should be administered by the Committee; and

•	reviewing, monitoring and reporting to the Board, at least annually, on management development efforts to ensure a pool of candidates for adequate and orderly management succession.

The Compensation Committee operates under a formal written charter, a copy of which is available on the Company’s website, at www.capfed.com, by clicking “Investor Relations” and then “Corporate Governance.”  In fiscal year 2011, this committee met four times at the holding company level; the Compensation Committee for

Capitol Federal Savings, which serves the same function and has the identical makeup, also met four times during fiscal year 2011.

The charter of the Compensation Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee.  For a discussion of the role of executive offers in setting executive pay, see “Compensation Discussion and Analysis—Role of Management.”

The Stock Benefit Committee is currently comprised of Directors Andersen (Chairperson) and Ward.  The Stock Benefit Committee is principally responsible for administering the Company’s 2000 Stock Option and Incentive Plan and its 2000 Recognition and Retention Plan, and will be responsible for administering the 2012 Equity Incentive Plan if it is approved at the annual meeting.  This committee met once during fiscal year 2011.

The Audit Committee is currently comprised of Directors Ward (Chairperson), Andersen, Johnson, McCoy and Thompson, each of whom is “independent,” as independence for audit committee members is defined in the NASDAQ Marketplace Rules.  The Company’s Board of Directors has determined that Mr. Thompson is an “audit committee financial expert,” as defined in the SEC’s rules.

The Audit Committee operates under a written charter adopted by the full Board of Directors, a copy of which is available on the Company’s website, www.capfed.com, by clicking “Investor Relations” and then “Corporate Governance.” The Audit Committee is appointed by the Company’s Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of the Company’s consolidated financial statements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors and any other areas of potential financial risk to the Company specified by its Board of Directors.  The Audit Committee also is responsible for hiring, retaining and terminating the Company’s independent auditors.  The Audit Committee met eight times in fiscal year 2011.

The Nominating Committee is comprised of Directors Thompson (Chairperson), Andersen, Johnson, McCoy and Ward, each of whom is an “independent director,” as that term is defined in the NASDAQ Marketplace Rules.  The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors.  Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee.  The nominees for election at the meeting identified in this proxy statement were recommended to the Board by the Nominating Committee.  The Nominating Committee met six times during fiscal year 2011.

The Nominating Committee operates under a formal written charter adopted by the Board, a copy of which is available on the Company’s website, www.capfed.com, by clicking “Investor Relations” and then “Corporate Governance.”   The Nominating Committee has the following responsibilities under its charter:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

(ii)
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.  The Company’s Board of Directors looks for diversity among its members by ensuring directors have backgrounds with diverse business experience, living in our different local geographic markets with sound business experience in many areas of operations of business.  The Board looks for experience from individuals with business experience from the top levels of a business, understanding of financial concepts, human resource, marketing and customer service common among all businesses;

(iii)
review nominations submitted by stockholders, which have been addressed to the Company’s Secretary, and which comply with the requirements of the Company’s charter and bylaws.  Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures.  Pursuant to the Company’s bylaws, nominations for directors by stockholders must be made in writing and received by the Secretary of the Company at the Company’s principal executive offices no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to stockholders, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s bylaws.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by writing to: James D. Wempe, Investor Relations, Capitol Federal Financial, Inc., 700 S. Kansas Avenue, Topeka, Kansas 66603.

Board Member Attendance at Annual Stockholder Meetings

Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances.  All directors of the Company attended last year’s annual meeting of stockholders.

Director Compensation

The members of the Boards of Directors of Capitol Federal Savings and the Company are identical. Each non-employee director receives an annual retainer, paid monthly, one-half of which is for his or her service on Capitol Federal Savings’s Board of Directors and one-half of which is for his or her service on the Company’s Board of Directors.  The combined annual retainer was $44,000 at the beginning of fiscal year 2011($22,000 for service on Capitol Federal Savings’s Board of Directors and $22,000 for service on the Company’s Board of Directors) and  effective January 1, 2011, the combined annual retainer was increased to $50,000 ($25,000 for service on Capitol Federal Savings’s Board of Directors and $25,000 for service on the Company’s Board of Directors).  No additional fees are paid for attending Board or Board committee meetings.  Ms. Ward receives $1,000 for serving as the Audit Committee chair.  Each outside director receives $1,000 for each meeting attended concerning Capitol Federal Savings and/or Company business that is outside of board meetings.  During fiscal year 2011, John B. Dicus, Chairman, President and Chief Executive Officer, was paid $12,000 by Capitol Federal Savings and $12,000 by the Company ($24,000 in total) for his service as a director of Capitol Federal Savings and the Company.

The following table sets forth certain information regarding the compensation earned by or awarded to each director, other than Mr. Dicus, who served on the Board of Directors of the Company in fiscal year 2011.  Compensation payable to Mr. Dicus for his service as a director is included in the “Salary” column of the Summary Compensation Table, under “Executive Compensation.”

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

B.B. Andersen	$49,500	---	---	---	$49,500
Morris J. Huey II	$49,500	---	---	---	$49,500
Jeffrey M. Johnson	$48,500	---	---	---	$48,500
Michael T. McCoy, M.D.	$49,500	---	---	---	$49,500
Jeffrey R. Thompson	$49,500	---	---	---	$49,500
Marilyn S. Ward	$49,500	---	---	---	$49,500
_______________
(1)	Includes annual retainers for service on the Boards of Directors of both the Company and Capitol Federal Savings, as well as additional fees discussed above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the Company’s compensation program, including how it relates to the executive officers named in the compensation tables which follow this section (who we sometimes refer to below and elsewhere in this proxy statement as the “named executive officers,” or “NEOs”), consisting of:

•	John B. Dicus, our Chairman, President and Chief Executive Officer,
•	Kent G. Townsend, our Executive Vice President and Chief Financial Officer,
•	Richard J. Aleshire, our Executive Vice President for Retail Operations,
•	Larry K. Brubaker, our Executive Vice President for Corporate Services and
•	Rick C. Jackson, our Executive Vice President and Chief Lending Officer.

Set forth below is an analysis of the objectives of our compensation program, the material compensation policy decisions we have made under this program and the material factors that we considered in making those decisions.

Overview of Compensation Program

The Compensation Committee of our Board of Directors (the “Committee”), which consists solely of our independent directors, has responsibility for developing, implementing and monitoring adherence to the Company’s compensation philosophies and program.  The Stock Benefit Committee (the “Sub-Committee”), also comprised entirely of independent directors, administers and makes stock-based compensation awards from time to time under our 2000 Stock Option and Incentive Plan and our 2000 Recognition and Retention Plan, both of which were approved by our stockholders in 2000.  See “Stock Incentive Plans” below.  The Sub-Committee will administer our 2012 Equity Incentive Plan if it is approved by our stockholders at the annual meeting.  No future awards will be made under the 2000 Stock Option Plan or the 2000 Recognition and Retention Plan if the 2012 Equity Incentive Plan is approved at the annual meeting.  See “Proposal III.  Approval of the 2012 Equity Incentive Plan.”  The Committee is mindful of the Company’s business strategies, and strives to provide a complete compensation program that provides an incentive to executive officers to maximize the Company’s performance with the goal of enhancing stockholder value.  The Company’s compensation program is based upon the following philosophies:

•	preserve the financial strength, safety and soundness of the Company and the Bank;

•
reward and retain key personnel by compensating them in the midpoint of salary ranges at comparable financial institutions and making them eligible for annual cash bonuses based on the Company’s performance and the individual officer’s performance;

•
focus management on maximizing earnings while managing risk by maintaining high asset quality, managing interest rate risk within Board guidelines, emphasizing cost control, and maintaining appropriate levels of capital; and

•	provide an opportunity to earn additional compensation if the Company’s stockholders experience increases in returns through stock price appreciation and/or dividends.

The Company’s primary forms of current compensation for executive officers include base salary, short-term incentive compensation and long-term incentive compensation.  The Company provides long-term compensation in the form of stock option and restricted stock awards and an employee stock ownership plan (“ESOP”). The Company also has a tax-qualified defined contribution retirement plan, health and life insurance benefits and vacation benefits.

The Company does not have an employment agreement with any officer or employee.  The Company currently believes that its named executive officers receive sufficient incentives from the existing compensation program that employment agreements are not necessary to induce them to remain with the Company.  The Company did, however, enter into change in control severance agreements with each of the NEOs in January 2011.  Each agreement entitles the executive to a severance payment if the executive’s employment is terminated under certain circumstances within six months before or within 24 months after a change in control of the Company.  The Company believes that these agreements will help incentivize the executives to continue their employment with the Company amid the uncertainty that may arise in the event of a change in control.  See “Payments upon Termination or Change in Control.”

The Committee meets as needed during the year to consider all aspects of the Company’s compensation program, including a review at least once per year of a tally sheet for each NEO quantifying every component of the NEO’s compensation package, in order to satisfy itself that the total compensation paid to the NEO is reasonable and appropriate.  As discussed in greater detail below under “Role of Management,” the Committee meets with management to receive their analyses and recommendations, as requested by the Committee, considers the information provided to the Committee and makes decisions accordingly.

Base Salary

The Committee sets the base salary for all executive officers of the Company.  The Committee seeks to set fair and reasonable compensation levels throughout the Company by taking into account the influences of market conditions on each operational area of the Company and the relative compensation at different management levels in the Company within each operational area.  The Committee recognizes that base salary is the only element of the compensation package provided by the Company that is fixed in amount before the fiscal year begins and is paid during the year without regard to the Company’s performance.  The base salary for each NEO reflects the Committee’s consideration of a combination of factors, including: competitive market salary, the officer’s experience and tenure, overall operational and managerial effectiveness and breadth of responsibility for each officer.  Each named executive officer’s base salary and performance is reviewed annually.  Base salary is not targeted to be a percentage of total compensation, although the Committee does give consideration to the total amount of compensation being paid to each NEO when setting NEO base salaries.

The Committee has not used third party consultants or other service providers to present compensation plan suggestions or market data.  Instead, the Committee has directed the President and CEO to provide comparable market salary data for executive officers based upon a selected population of comparable financial institutions.

The most recent comparison information was compiled from information reported in the proxy statements of the financial institutions listed below.  The financial institutions selected for comparison purposes were based upon the President and CEO’s knowledge of the selected financial institutions, the comparability of their operations, corporate structure and/or size as appropriate comparisons to the Company.  Financial institutions selected for comparison purposes may be added or removed from the list each year as a result of acquisitions, closings, operating in a distressed mode or because another financial institution more appropriately compares to the operations of the Company than a previously listed financial institution.

The most recent comparison included the following publicly held financial institutions with total assets of between $3 billion and $18.5 billion: Commerce Bancshares, UMB Financial, TFS Financial (MHC), Washington Federal, United Bancshares, Northwest Bancshares, Community Bank System, BancFirst, Investors Bancorp (MHC), Beneficial Mutual Bancorp, Flushing Financial Corporation, Provident Financial, Provident New York Bancorp and Dime Community Bancshares.

This comparison shows how our executive officer salaries and annual compensation compare on a national scale and local scale to other financial institutions, which reflect institutions among which we would most likely compete for executive talent.  The Committee received information showing the base compensation of the CEO, the CFO and the three other NEOs in each company’s report.  The level of compensation paid to our CEO and CFO are compared directly to the equivalent positions in the listed companies.  The compensation paid the first highest NEO within each of the listed companies above, not including the CEO or CFO, is compared to compensation paid to our first most highly compensated NEO, not including the CEO or CFO.  The compensation paid to the second highest NEO within each of the listed companies above, not including the CEO or CFO, is compared to compensation paid to our second most highly compensated NEO, not including the CEO or CFO.  The compensation paid to the third highest NEO within each of the listed companies above, not including the CEO or CFO, is compared to compensation paid to our third most highly compensated NEO, not including the CEO or CFO.

The Committee reviews the market data provided and does not attempt to set the base salaries of our NEOs at specific target percentiles of the market data provided.  The Committee uses this data in conjunction with setting the base salary of each NEO, whose salary is discussed below, in light of the range of base salaries paid among the comparable financial institutions.  The salaries for the Company’s CEO and CFO, in general, fall in the middle of the range of comparable salaries based upon a review of the comparison companies.  Because the positions other than the CEO and CFO may not be directly comparable between financial institutions, the Committee exercises its judgment in determining where in the salary ranges of the comparison financial institutions the compensation for our other NEOs should fall.  In general, the range of salaries for the NEOs other than the CEO and CFO is narrow because the comparison in range of salaries among the other NEO executive officer positions in the various market comparisons reviewed is not considered significantly different by the Committee to warrant a wider spread in base salary.  The salary of the CEO is established to reflect his hands-on approach to leadership and the involvement he provides the Company on a daily basis, the leadership roles he fills in local, regional and national industry-related activities and his direct involvement in addressing stockholder value and stockholder relations.  The salaries of the CFO and each of the other NEOs are established to reflect their respective roles in the management structure of the Company.

The Committee does not put as much emphasis on the market comparison information when considering bonus or other incentive compensation as it does on base salary for the Company’s executive officers. This is primarily because of the divergence in practice regarding the structure of bonus plans and the types of incentives offered executive officers.

Bonus Incentive Plans

All officers of the Company are eligible to receive cash bonuses on an annual basis under the Short Term Performance Plan (“STPP”), based upon the Company’s financial performance and the individual officer’s performance during the fiscal year.  The cash awards are made in January of the year following the fiscal year end of September 30 (i.e., in January 2012, in the case of the STPP award for the fiscal year ended September 30, 2011).  A participant’s STPP award may not exceed the percentage of salary specified in the plan for his or her position level.  For the Chairman, President and CEO, the maximum percentage is 60%, and for each of the other NEOs, the maximum percentage is 40%.  The STPP is intended to:

•	promote stability of operations and the achievement of earnings targets and business goals;

•	link executive compensation to specific corporate objectives and individual results; and

•	provide a competitive reward structure for officers.

Generally, in November of each fiscal year, after considering management’s recommendations (see “Role of Management” below), the Committee sets target, maximum and minimum performance levels for that year.  The targeted performance level is the most likely performance level forecasted for the Company in the ensuing fiscal year given the operational considerations described below.  As discussed below, the Committee considers three targets in order to focus management on the performance of the Company as a whole: efficiency ratio; basic earnings per share and return on average equity.  By focusing on the overall performance of the Company, over time the Committee believes the value to the stockholder from management’s performance will be maximized.  In seeking to maximize the performance of the Company, management focuses on all critical risks and objectives of the Company.  By not taking excessive credit risk and keeping interest rate risk below levels established by the Board it is believed that the earnings of the Company likely will remain strong over time.  By managing the amount of capital of the Bank, the Company benefits by having a proper amount of leverage which improves the opportunities to enhance earnings.  Focusing on cost control helps to mitigate risks that operating expenses will rise beyond the level at which they are supportable by the Bank’s operating income.

The areas of Company performance targeted consist of the efficiency ratio, basic earnings per share and return on average equity.  The efficiency ratio is computed by dividing total non-interest expense by the sum of net interest and dividend income and total other income.  Basic earnings per share is calculated in accordance with accounting principles generally accepted in the United States.  Return on average equity is computed by dividing net income for the fiscal year by the average month end balance of total stockholders’ equity for the thirteen monthly time periods from the prior fiscal year end through the current fiscal year end, ending September 30th.  The efficiency ratio, basic earnings per share and return on average equity are equally weighted.

In general, the Company performance targets for the STPP are based upon the ensuing year’s forecast of business activity, interest rates, pricing assumptions, operating assumptions and forecasted net income.  The Committee requires that the target efficiency ratio for each fiscal year be no worse than the actual efficiency ratio of the just completed fiscal year. The purpose of the efficiency ratio performance target is to focus the officers on keeping operating expenses under control and at the lowest level possible, regardless of the impact of interest rates on the operations of the Company.  The targets for earnings per share and return on average equity are established based upon the forecasted performance of the Company and anticipated capital management plans for the Company.  Except as noted above with regard to the target efficiency ratio, the targets for each of the performance goals are independent of the prior year’s results.  Forecasted performance may include the Company’s internal forecasts and the forecasts of outside analysts.  For fiscal year 2011, because of the then-pending Conversion, the targets were established based entirely on the Company’s internal forecasts.  For fiscal year 2012, as in years prior to fiscal year 2011, the targets were established based upon internally generated (budgeted) performance results and externally generated performance results from analysts who cover the Company.  The results were weighted 80% for the internally generated results and 20% for the external results.

There are two “scales” for each performance target: (i) a “target” scale, which includes increments between the target level of performance and a maximum level of performance, and decrements between the target level of performance and a minimum level of performance; and (ii) an “award scale,” which proceeds at one percent increments beginning at 20% in correspondence to the minimum performance level on the target scale, through 60% in correspondence to the target level of performance on the target scale, and up to 100% in correspondence to the maximum level of performance on the target scale.  Plan participants will earn a percentage on the award scale for a particular performance target of between 20% (if performance is at the minimum level of performance on the target scale) and 100% (if performance is at or above the maximum level of performance on the target scale).  The percentage earned on the award scale for a particular performance target will be zero if performance is below the minimum level of performance on the target scale.   The average of the percentages earned on the award scales for the three performance targets represents the total percentage of the maximum possible STPP award each participant has earned for the Company performance component of the STPP award.  In order to pay the full amount of an award under the STPP based on performance above the target level, the Committee must determine that the Company had actual net income for the fiscal year in excess of targeted net income for the fiscal year equal to at least five times the aggregate dollar amount of the portion of the total STPP awards for that year that would be made above the target level.

Below is a table showing the targets established and the performance achieved for fiscal years 2011, 2010, and 2009.  The “percent of total” columns represent, for each performance target (efficiency ratio, basic earnings per share and return on average equity), the percentage earned on the award scale for that target, based on the level of achievement on the target scale.  The “total” column represents the average of the award scale percentages earned for the three performance targets, which, as noted above, represents the total percentage of the maximum possible STPP award that has been earned for the Company performance component of the STPP award.  For fiscal year 2011, the level of achievement for return on average equity and basic earnings per share was between the target level and the maximum level of performance on the target scale while the level of achievement for the efficiency ratio was between the target level and the minimum level of performance on the target scale.  For fiscal year 2010, the level of achievement for each performance target was between the target level and the maximum level of performance on the target scale.  For fiscal year 2009, the level of achievement for each performance target was between the minimum level and the target level of performance on the target scale.

	Target			Performance			Percent of total
Fiscal Year	Efficiency Ratio	Basic EPS	ROAE	Efficiency Ratio	Basic EPS	ROAE	Efficiency Ratio	Basic EPS	ROAE	Total
2011	43.99%	$0.38	3.48%	47.65%	$0.40	3.68%	34.00%	84.00%	89.00%	69.00%
2010	45.62%	$0.90	7.02%	43.99%	$0.93	7.12%	81.00%	74.00%	68.00%	74.00%
2009	44.27%	$0.94	7.74%	45.62%	$0.91	7.27%	44.00%	40.00%	25.00%	36.00%

Each NEO receives 90% of his STPP award based upon the achievement of the three pre-established financial performance targets of the Company discussed above.  This is intended to focus each named executive officer on maximizing the overall performance of the Company and not on achievement of goals in a particular operational area.  Because of the predominance of the focus of the NEO bonuses on the overall performance of the Company, specific individual performance goals are not usually set for named executive officers. Instead, each NEO’s individual contribution to the Company’s performance is a subjective determination by the Committee following discussion with the President and CEO, giving consideration to each NEO’s response to the Company’s changing operational needs during the year.

In fiscal year 2010, the calculated payout was above the target level; however, it was not supported with the appropriate level of actual net income above target net income as described above (i.e., excess of net income above target net income equal to at least five times the aggregate dollar amount of the portion of the total STPP awards for that year that would be made above the target level).  As a result, the total amount available for bonus awards under the STPP was reduced 2.9%.

During fiscal year 2010, the Committee approved a clawback provision for the STPP that is applicable to all participants in the STPP.  Under this provision, any payment made under the STPP which was based upon materially inaccurate financial statements which requires a restatement or was a result of fraud in determining an individual or company performance metric must be paid back if discovered within 24 months of the filing of the inaccurate financial statement(s) or the discovery of the fraud.  The repayment, in whole or in part, is at the discretion of the Committee.

The Committee has the authority under the STPP to reduce bonus awards to executive officers that would otherwise be earned, for any reason the Committee believes appropriate.  This may be done for all executive officers or for individual executive officers.  The Committee did not exercise any such negative discretion with respect to STPP awards for fiscal years 2011, 2010 or 2009.

The Company also maintains a deferred incentive bonus plan (“DIBP”) for executive officers in conjunction with the STPP.  The DIBP is administered as an unfunded plan of deferred compensation with all benefits expensed and recorded as liabilities as they are accrued.  The purpose of the two plans working together is to provide incentives and awards to executive officers to enhance the Company’s performance and stockholder value over a four year time horizon.  Each named executive officer has the opportunity to defer a minimum of $2,000 and up to 50% (up to a maximum of $100,000) of their cash award under the STPP.  The amount deferred receives a 50% match that is accrued over a three year mandatory deferral period.  The amount deferred plus the 50% match is deemed to have been invested in Company stock on the last business day of the calendar year preceding the receipt of the STPP award at the closing price on that date (e.g., on December 31, 2011, in the case of the STPP award for fiscal year 2011 paid in January 2012), in the form of phantom stock.  The number of shares of phantom stock deemed purchased receives dividend equivalents as if the stock were owned by the named executive officer.  At the end of the mandatory deferral period, the DIBP is paid out in cash and is comprised of the initial amount deferred, the 50% match, dividend equivalents on the phantom shares over the deferral period and the increase in the market value of the Company’s stock over the deferral period, if any on the phantom shares.  There is no provision for the reduction of the DIBP award at the end of the mandatory deferral period if the market value of the Company’s stock at that time is lower than the market value at the time of the deemed investment.

For participants in the STPP, it is generally required that the recipient be employed by the Bank through the last day of the fiscal year to receive an award.  For participants in the DIBP the recipient must be employed by the Bank through the last day of the deferral period to receive the Company match, dividend equivalents on the phantom shares over the deferral period and the increase in the market value of the Company’s stock over the deferral period, if any, on the phantom shares.

Stock Incentive Plans

The Company’s Stock Incentive Plans are designed to provide incentives for long-term positive performance of the executive officers by aligning their interests with those of our stockholders by providing the executive officer the opportunity to participate in the appreciation, if any, in the Company’s stock price which may occur after the date options or restricted stock awards are granted.  The Company currently maintains two stock incentive plans:  The 2000 Stock Option and Incentive Plan and the 2000 Recognition and Retention Plan.  The Sub-Committee administers these two plans, determines eligibility and grants awards.  Both of these stock incentive plans were approved by stockholders in April 2000.  During fiscal year 2010, Mr. Jackson was awarded 11,319 shares of restricted stock and options to purchase 90,547 shares of stock (each as adjusted for the Conversion

Exchange Ratio).  There were no grants of options or restricted stock during fiscal year 2010 to any other NEO, and there were no grants of options or restricted stock to any NEO during fiscal years 2011 and 2009.

As required by the 2000 Stock Option and Incentive Plan, stock options have an exercise price that is equal to the average of the high and low sales prices of the last transaction as of the date of the grant approved by the Sub-Committee.  We do not coordinate the timing of options and stock awards with the release of material non-public information.

At the annual meeting, stockholders will be asked to approve the 2012 Equity Incentive Plan, which would be administered by the Sub-Committee and permit the granting of stock options, restricted stock and other equity awards.  If the 2012 Equity Incentive Plan is approved at the annual meeting, then no future awards will be made under the 2000 Stock Option and Incentive Plan or the 2000 Recognition and Retention Plan.   See “Proposal III. Approval of the 2012 Equity Incentive Plan.”

Role of Management

The Committee makes all decisions regarding the compensation of our executive officers.  The Committee has asked the President and CEO to provide, in addition to the comparable market salary data based upon a selected population of comparable financial institutions at both the regional and national levels, reviews of the performance of each NEO except for himself and recommendations for the salaries of each NEO except for himself and any recommendations for stock awards.  Management recommends the target, minimum and maximum performance goals for the Company and the related bonus targets under the STPP to be approved by the Committee.  In addition, management may from time to time recommend changes to the compensation program in response to changes in the marketplace in which the Company competes for executive talent and in light of the absolute performance level of the Company.  The compensation of the CEO is determined by the Committee without prior recommendations from him.  The Committee makes all decisions in light of the information provided and the Committee members’ experience and expectations for all NEOs.

Stockholder “Say on Pay” Vote

Beginning with our last annual meeting of stockholders, we are required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) to include a non-binding, advisory “say on pay” vote in our annual meeting proxy statement at least once every three years, and, at least once every six years, a non-binding, advisory vote on the frequency of future say-on-pay votes, with stockholders having the choice of every year, every two years or every three years.   At our last annual meeting of stockholders, stockholders approved the compensation of the Company’s executives, as disclosed in the Company’s proxy statement for the meeting, with 96% of the votes cast in favor.  The Committee considered the results of this vote in setting the compensation of the NEOs for fiscal year 2012.  At our last annual meeting of stockholders, stockholders also voted on the frequency of future say-on-pay votes, with the most votes cast in favor of a frequency of every year.  Our Board of Directors determined, in light of those results, that we will include a say-on-pay vote in our annual meeting proxy materials every year until the next required frequency vote is held.  See “Proposal II. Advisory Vote on Executive Compensation.”

Perquisites and Other Personal Benefits

In connection with the Company’s marketing activities for the stock offering component of the Conversion, the Company made a non-refundable purchase of time to use a private aircraft.  During fiscal year 2011, the Company permitted the CEO to use some of the Company’s unused hours for personal travel.  The amount of this benefit ($30,567) is included in the CEO’s fiscal year 2011 compensation under the “All Other Compensation” column of the Summary Compensation Table.  The only other perquisite or other personal benefit provided to the CEO for fiscal year 2011 was the payment of the cost of the preparation of his personal income tax return ($1,575).   No other NEO received any perquisites or other personal benefits in excess of $10,000 of the aggregate of perquisites and other personal benefits provided to the NEO.

Retirement and Other Benefits

The Company provides an ESOP and a defined contribution plan to all employees who qualify for participation under each plan.  The ESOP provides for the allocation of shares of the Company’s common stock annually among all participants based upon each employee’s qualifying compensation as a percentage of the total of all qualifying compensation for all participants.  Each NEO participates in the ESOP and the defined contribution plan.

The defined contribution plan provides for a match from the Company of $2 for every $1 dollar contributed by each participant based upon the required percentage of base salary as determined by the Board. If the participant does not make his or her required contribution, the Company does not make a contribution to the plan.  For our 2011, 2010 and 2009 fiscal years, the Company match was 0.5% of each participant’s base salary if the participant contributed 50% of this match amount.  Participants in the plan, including NEOs, may make additional contributions to the plan of up to 10.0% of their qualifying compensation.

The Company does not offer any defined benefit plan or post-retirement benefit plan that requires expense to the Company following the termination of employment of any NEO.

The Company provides a life insurance benefit for every employee who works on average more than 20 hours per week.  The benefit is 1.5 times the base salary with a cap of $300,000 in total death benefit.  Benefits for all employees in excess of $50,000 result in taxable income.  Each of the NEOs participates in this benefit program.

The Company has provided for the purchase of a life insurance annuity for the CEO.  The salary of the CEO has been grossed up for the cost of the annuity and the income tax associated with the resulting imputed taxable income.  The Company has provided this gross up because the Company wished to provide the life insurance annuity benefit to the CEO without him having to bear the associated tax obligation.  The gross up for this benefit is not included in the base salary of the CEO, but is included in the “All Other Compensation” column of the Summary Compensation Table.

In September 2007, the Bank purchased Bank Owned Life Insurance.  Under the terms of the Bank Owned Life Insurance, each insured employee was provided the opportunity to designate a beneficiary to receive a death benefit equal to the insured employee’s base salary as of August 27, 2007 if the insured dies while employed by the Bank.  All NEOs are insured under the Bank Owned Life Insurance and have designated beneficiaries.  Once the NEO’s employment with the Bank terminates, the death benefit to the beneficiary of the NEO terminates as well.

Termination or Change in Control Payments

As noted above under “-Overview of Compensation Program,” the Company does not currently have an employment agreement with any of its NEOs, but the Company entered into agreements with each of the NEOs to provide a severance payment if their employment is terminated within six months before or 24 months after a change in control of the Company.  See “Payments upon Termination or Change in Control.”

The terms of our stock options and restricted stock awards provide for accelerated vesting only in the case of a change in control.  As of September 30, 2011, our Chief Lending Officer was the only NEO who held unvested stock options or unvested shares of restricted stock. If a change in control of the Company had occurred on that date, the aggregate value that would have been realized by our Chief Lending Officer as a result of the acceleration of the vesting of his unvested stock options and shares of restricted stock, based on the closing price of the Company’s common stock on that date, was $0 and $71,713, respectively. See “Payments upon Termination or Change in Control.”

Stock Ownership Guidelines

In November 2011, the Company’s Board of Directors adopted stock ownership guidelines, effective January 1, 2012, which are applicable to the Company’s directors and executive and senior officers.  It is the Board’s intention to encourage recipients of future equity-based awards to retain ownership of the shares relating to those awards to further align their interests with the interests of the Company’s stockholders.  The guidelines provide as follows:

•
The CEO shall own five times his salary, directors shall own four times their annual fee, executive vice presidents and senior vice presidents shall own three times their salaries and first vice presidents shall own one times their salary, in each case in shares of the Company’s common stock.    Each director and officer shall have five years to attain the ownership guidelines.

•	Shares owned directly or by immediate family members of the director or officer shall be included in determining the amount of common stock owned for purposes of the guidelines.

•
If, at the end of five years, a director or an officer does not comply with the ownership guidelines, he or she shall not receive future awards under the Company’s stock benefit plans until he or she complies with the guidelines.

Other Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits the corporate federal income tax deduction for compensation paid to a publicly held corporation’s  “covered employees” (defined, per the guidance of the Internal Revenue Service, as the principal executive officer and the three other most highly compensated executive officers named in the summary compensation table) to $1.0 million per year, to the extent such compensation is not “performance-based compensation” under a plan approved by stockholders.  Income recognized by executives upon the exercise of stock options granted by the Sub-Committee under the 2000 Stock Option and Incentive Plan constitutes “performance-based compensation” that is exempt from the 162(m) limitation, and this exemption is expected to apply to the exercise of stock options granted under the 2012 Equity Incentive Plan, if that plan is approved by stockholders at the annual meeting.  However, we have in the past awarded, and may in the future award, compensation that causes a portion of one or more of our executive’s total compensation for a particular year to not be tax deductible.  The Committee has reviewed and will continue to review on an ongoing basis our executive compensation programs, and propose appropriate modifications to these programs, if the Committee deems them necessary to implement our compensation programs in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m).  The Committee will balance these considerations against the need to be able to compensate executives in a manner commensurate with performance and the competitive environment for executive talent.

With our adoption of Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”) on October 1, 2005, which requires the recognition of compensation expense for stock options, we do not expect that the accounting treatment of differing forms of equity awards to vary significantly.  Accordingly, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the foreseeable future.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by the named executive officers for fiscal year 2011:

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total Compensation ($)

John B. Dicus, Chairman	2011	$533,117	$ ---	$ ---	$ ---	$261,800	$ ---	$200,736	$995,653
President and Chief Executive	2010	530,414	---	---	---	264,394	---	146,997	941,805
Officer	2009	516,308	---	---	---	150,308	---	141,744	808,360

Kent G. Townsend, Executive	2011	$247,656	$ ---	$ ---	$ ---	$85,920	$ ---	$70,710	$404,286
Vice President and Chief	2010	232,916	---	---	---	85,534	---	57,116	375,566
Financial Officer	2009	222,308	---	---	---	45,540	---	65,352	333,200

R. Joe Aleshire, Executive	2011	$232,867	$ ---	$ ---	$ ---	$64,352	$ ---	$57,280	$354,499
Vice President for Retail	2010	228,008	---	---	---	64,611	---	49,703	342,322
Operations	2009	221,039	---	---	---	36,432	---	65,930	323,401

Larry K. Brubaker, Executive	2011	$232,867	$ ---	$ ---	$ ---	$63,434	$ ---	$57,681	$353,982
Vice President for Corporate	2010	227,558	---	---	---	64,611	---	49,888	342,057
Services	2009	221,039	---	---	---	36,432	---	61,288	318,759

Rick C. Jackson, Executive	2011	$187,689	$ ---	$ ---	$ ---	$64,380	$ ---	$57,749	$309,818
Vice President and Chief	2010	163,690	---	163,300	141,187	53,384	---	41,781	563,342
Lending Officer(1)

_____________________
(1)	No compensation information is provided for Mr. Jackson for 2009 because he was not a named executive officer for that year.
(2)	For 2011, 2010 and 2009, includes director fees of $24,000 for Mr. Dicus.
(3)	Bonus amounts are reported under the “Non-Equity Incentive Plan Compensation” column.
(4)
The amount in this column is calculated using the grant date fair value of the award under Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”), based on the number of restricted shares awarded and the fair market value of the Company’s common stock on the date the award was made. The assumptions used in the calculation of this amount are included in Note 10 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed with the SEC on November 29, 2011.

(5)
The amount in this column is calculated using the grant date fair value of the award under Accounting Standards Codification Topic 718, based on the fair value of the stock option awards, as estimated using the Black-Scholes option-pricing model. The assumptions used in the calculation of these amounts are included in Note 10 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed with the SEC on November 29, 2011.

(6)
Represents incentive bonus amounts awarded for performance in fiscal years 2011, 2010 and 2009 under the STPP.  The bonuses for fiscal year 2011 have been approved by the Compensation Committee of the Company’s Board of Directors but will not be paid until January 2012. The bonus amounts include Capitol Federal Savings’s matching contributions under the Company’s DIBP to those named executive officers who elected to defer receipt of a portion of their bonus for fiscal years 2011, 2010 and 2009, as follows:

	2011	2010	2009

John B. Dicus	$50,000	$50,000	$30,062
Kent G. Townsend	$17,184	$17,107	$ 9,108
R. Joe Aleshire	$ ---	$ ---	$ ---
Larry K. Brubaker	$ ---	$ ---	$ ---
Rick C. Jackson	$12,876	$10,094	$ ---

The amount deferred, if any, plus the matching contribution on the deferred amount is deemed to be invested in the Company’s common stock through the purchase of phantom stock units.  There will not be any reduction to the payout amount of the phantom stock units if the stock price has depreciated from the beginning of the deemed investment period of the phantom stock units to the end of such period.  Receipt of the matching contribution is contingent on the executive officer remaining employed with the Company for a period of three years following the award of the phantom stock units.  For additional information regarding this plan, see “Non-Qualified Deferred Compensation” below.

(7)
Amounts represent matching contributions under Capitol Federal Savings’s profit sharing plan, allocations under Capitol Federal Savings’s ESOP, term life insurance premiums and earnings (in the form of Company stock price appreciation (depreciation) and dividend equivalents during the last fiscal year) accrued by the Company on outstanding phantom stock units awarded under the DIBP.  For 2011, these include $1,225, $58,817, $755 and $28,231 for Mr. Dicus; $1,225, $58,817, $728 and $9,940 for Mr. Townsend; $1,154, $55,412, $714 and $0 for Mr. Aleshire; $1,154, $55,412, $714 and $401 for Mr. Brubaker; and $937, $44,967, $652 and $2,390 for Mr. Jackson.  For Mr. Dicus, also includes premium on universal life insurance policy of $60,845, the amount reimbursed for all or part of the tax liability resulting from the payment of such premium of $18,721, the personal use of an aircraft leased by the Company at an incremental cost to the Company of $30,567 and the preparation of his personal tax return at a cost of $1,575.  For Mr. Jackson, also includes dividends paid on unvested shares of restricted stock totaling $8,803.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise	Grant Date Fair Value of
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock or Units (#)	Securities Underlying Options (#)	Price of Option Awards ($/Sh)	Stock and Option Awards
John B. Dicus	n/a	$60,000	$180,000	$300,000	---	---	---	---	---	---	---

Kent G. Townsend	n/a	$19,200	$57,600	$96,000	---	---	---	---	---	---	---

R. Joe Aleshire	n/a	$18,360	$55,080	$91,800	---	---	---	---	---	---	---

Larry K. Brubaker	n/a	$18,360	$55,080	$91,800	---	---	---	---	---	---	---

Rick C. Jackson	n/a	$14,800	$44,400	$74,000	---	---	---	---	---	---	---
______________
(1)
For each named executive officer, represents the threshold (i.e. lowest), target and maximum amounts that were potentially payable for fiscal year 2011 under the Company’s STPP.  The actual amounts earned under these awards for fiscal year 2011 are reflected in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.  For additional information regarding the STPP, see “Compensation Discussion and Analysis—Bonus Incentive Plans.”

As noted under “Compensation Discussion and Analysis,” none of the named executive officers have an employment agreement with us, but the Company entered into agreements with each of the named executive officers to provide a severance payment if their employment is terminated within six months before or 24 months after a change in control of the Company.  See “Payments upon Termination or Change in Control.”

Outstanding Equity Awards at September 30, 2011

The following table provides information regarding the unexercised stock options and stock awards held by each of our named executive officers as of September 30, 2011.  All share and per share amounts have been adjusted for the Conversion Exchange Ratio.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

John B. Dicus	---	---	---	---	---	---	---	7,445(6)	$21,239(6)
								6,487(7)	11,944(7)
								12,594(8)	10,390(8)
Total								26,526	$43,573

Kent G. Townsend	13,360(1)	---	---	$14.96	08/23/2015	---	---	3,096(6)	$ 8,833(6)
	13,804(2)	---	---	$14.96	08/23/2020	---	---	1,964(7)	3,617(7)
	---	---	---			---	---	4,309(8)	3,555(8)
Total	27,164	---	---			---	---	9,369	$16,005

R. Joe Aleshire	---	---	---	---	---	---	---	---	---

Larry K. Brubaker	---	---	---	---	---	---	---	---	---

Total

Rick C. Jackson	13,852(3)	20,778(3)	---	$14.43	01/26/2020	6,791(5)	$71,713	249(7)	$ 458(7)
	22,364(4)	33,546(4)	---	$14.43	01/26/2025	---	---	2,542(8)	2,097(8)
Total	36,216	54,324	---			---	---	2,791	2,555
_______________
(1)	Represents remaining unexercised portion of option having the following vesting schedule: approximately 6,680 shares on each of August 23, 2006, 2007, 2008, 2009 and 2010.
(2)	Represents remaining unexercised portion of option having the following vesting schedule: approximately 6,902 shares on each of August 23, 2006, 2007, 2008, 2009 and 2010.
(3)	Represents option having the following vesting schedule: approximately 6,926 shares on each of January 26, 2010, 2011, 2012, 2013 and 2014.
(4)	Represents option having the following vesting schedule: approximately 11,182 shares on each of January 26, 2010, 2011, 2012, 2013 and 2014.
(5)	Represents unvested portion of restricted stock grant on January 26, 2010 having the following vesting schedule: approximately 2,263 shares on each of January 26, 2010, 2011, 2012, 2013 and 2014.
(6)
Represents phantom stock award under Company’s DIBP as a result of deferring the named executive officer’s annual bonus for fiscal year 2008 under the Company’s STPP.  The number of phantom stock units was determined by the portion of the bonus deferred plus the Company’s 50% match thereon, divided by the Company’s stock price on December 31, 2008.  The phantom stock award will be paid in cash by the second business day following the regularly scheduled board meeting in  January 2012, in an amount equal to the appreciation, if any, in the Company’s stock price from December 31, 2008 to December 31, 2011, plus the amount of dividend equivalents credited during that period.  The payout value shown in the far right column represents the stock price appreciation from December 31, 2008 through September 30, 2011 ($0), plus the amount of dividend equivalents credited during that period.  See “Non-Qualified Deferred Compensation” below.

(7)
Represents phantom stock award under Company’s DIBP as a result of deferring the named executive officer’s annual bonus for fiscal year 2009 under the Company’s STPP.  The number of phantom stock units was determined by the portion of the bonus deferred plus the Company’s 50% match thereon, divided by the Company’s stock price on December 31, 2009.  The phantom stock award will be paid in cash by the second business day following the regularly scheduled board meeting in  January 2013, in an amount equal to the appreciation, if any, in the Company’s stock price from December 31, 2009 to December 31, 2012, plus the amount of dividend equivalents credited during that period.  The payout value shown in the far right column represents the stock price appreciation from December 31, 2009 through September 30, 2011 ($0), plus the amount of dividend equivalents credited during that period.  See “Non-Qualified Deferred Compensation” below.

(8)
Represents phantom stock award under Company’s DIBP as a result of deferring the named executive officer’s annual bonus for fiscal year 2010 under the Company’s STPP.  The number of phantom stock units was determined by the portion of the bonus deferred plus the Company’s 50% match thereon, divided by the Company’s stock price on December 31, 2010.  The phantom stock award will be paid in cash by the second business day following the regularly scheduled board meeting in  January 2014, in an amount equal to the appreciation, if any, in the Company’s stock price from December 31, 2010 to December 31, 2013, plus the amount of dividend equivalents credited during that period.  The payout value shown in the far right column represents the stock price appreciation from December 31, 2010 through September 30, 2011 ($0), plus the amount of dividend equivalents credited during that period.  See “Non-Qualified Deferred Compensation” below.

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised and shares of restricted stock that vested during the fiscal year ended September 30, 2011 with respect to each named executive officer:

	Option Awards		Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

John B. Dicus	---	$ ---	---	$ ---
Kent G. Townsend	---	$ ---	---	$ ---
R. Joe Aleshire	---	$ ---	---	$ ---
Larry K. Brubaker	---	$ ---	---	$ ---
Rick C. Jackson	---	$ ---	2,263	$ 26,983
          ________________
(1)	Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.
(2)	Represents the value realized upon vesting of restricted stock award, based on the market value of the shares on the vesting date.

Non-Qualified Deferred Compensation

The following table sets forth information about compensation payable to each named executive officer under the Company’s DIBP.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	AggregateEarnings in Last FY (3)	Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at Last FYE

John B. Dicus	$100,000	$50,000	$28,231	$67,084	$379,564
Kent G. Townsend	$ 34,214	$17,107	$ 9,940	$19,844	$138,662
R. Joe Aleshire	$ ---	$ ---	$ ---	$ ---	$ ---
Larry K. Brubaker	$ ---	$ ---	$ 401	$18,881	$ ---
Rick C. Jackson	$ 20,188	$10,094	$ 2,390	$ ---	$ 28,377
_______________
(1)
Represents portion of bonus for fiscal year 2010 (otherwise payable in fiscal year 2011) under the STPP deferred by the named executive officer.  This amount was previously reported as compensation for fiscal year 2010.

(2)
Represents match by Capitol Federal Savings on portion of bonus for fiscal year 2010 (otherwise payable in fiscal year 2011) under the STPP deferred by the named executive officer.  For each named executive officer, the match by Capitol Federal Savings was 50% of the amount deferred, which was previously reported as compensation for fiscal year 2010.  The named executive officer was awarded phantom stock units under the DIBP in an amount equal to the bonus amount deferred plus the match, divided by the closing price of the Company’s common stock on December 31, 2010.

(3)
Represents stock price appreciation (depreciation) and dividend equivalents on phantom stock units from deferrals (and matches thereon) of STPP bonuses for fiscal year 2010 and prior years.  This amount is reported as compensation for fiscal year 2011 under the “All Other Compensation” column of the Summary Compensation Table.  As noted below, there will not be any reduction to the payout amount of the phantom stock units if the stock price has depreciated from the beginning of the deemed investment period of the phantom stock units to the end of such period.

(4)
Represents cash payout during fiscal year 2011 of phantom stock units for deferral (and 50% match thereon) of the STPP bonus for fiscal year 2007. The payout was comprised of appreciation in the Company’s stock price from December 31, 2007 through December 31, 2010 plus dividend equivalents credited during that period.

Under the DIBP, a participating NEO may defer from $2,000 to as much as 50% (up to a maximum of $100,000) of their award under the STPP, which is typically made in the January following the end of the fiscal year for which the STPP award is earned.  The total amount deferred plus a 50% match by Capitol Federal Savings is deemed to be invested, in the form of phantom stock units, in Company common stock as of December 31st in the year prior to the STPP award at the closing price on that date (e.g., December 31, 2011, in the case of the STPP award for fiscal year 2011 paid in January 2012).  On the third anniversary date (e.g., December 31, 2014, in the case of the award for fiscal year 2011), the phantom stock units are deemed sold and each participant will receive shortly thereafter a cash payment equal to the amount deferred, the company match, the dividend equivalents paid on Company common stock during the three-year period, plus the appreciation, if any, of Company common stock.

There will not be any reduction to the amount of the cash payment if the deemed investment in Company common stock has depreciated in value from the beginning of the deemed investment period to the end of such period.  The payment of these benefits (except for the amount deferred) is subject to the participant’s continued employment through the end of the deferral period.

Payments upon Termination or Change in Control

As noted above, the Company does not currently have employment agreements with any of the named executive officers or any other employees.  As a result of the Conversion however, with the Company no longer being majority owned by a mutual holding company, the Company entered into change in control severance agreements with each of the NEOs in January 2011.  Each agreement entitles the executive to a severance payment if, within six months before or 24 months after a change in control of the Company, the executive’s employment is terminated by the Company without cause, is terminated as a result of the executive’s death, disability or retirement or is terminated by the executive for “good reason.”  The Company believes that these agreements will help incentivize the executives to continue their employment with the Company amid the uncertainty that may arise in the event of a change in control.

The amount of the severance payment under each change in control severance agreement is 2.99 times the executive’s average annual W-2 compensation during the five full calendar years prior to the date of termination of employment.  If their employment had been terminated as of September 30, 2011 under circumstances entitling them to severance payments under their change in control severance agreements, the amounts of the payments to Messrs. Dicus, Townsend, Aleshire, Brubaker and Jackson would have been approximately $4.9 million, $883 thousand, $1.3 million, $1.3 million and $413 thousand, respectively.  The agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments under Section 280G of the Internal Revenue Code.

Under the general terms of stock options granted under the Company’s 2000 Stock Option and Incentive Plan and restricted stock granted under the Company’s 2000 Recognition and Retention Plan, upon the occurrence of a change in control of the Company, all unvested stock options and unvested shares of restricted stock will vest.  Mr. Jackson is the only NEO who held unvested stock options or restricted stock as of September 30, 2011, holding unvested options to purchase 54,324 shares at an exercise price of $14.43 and 6,791 unvested shares of restricted stock.  If a change in control of the Company had occurred on that date, the aggregate value that would have been realized by Mr. Jackson as a result of the acceleration of the vesting of his 54,324 unvested stock options and 6,791 shares of restricted stock, based on the closing price of the Company’s common stock on that date of $10.56 and the exercise price of his unvested stock options, was $0 and $71,713 respectively.  The share and per share amounts in this paragraph have been adjusted for the Conversion Exchange Ratio.

The Company’s STPP provides that if, within two years following a change in control of the Company, a participant’s employment is terminated other than due to death, disability, retirement, cause or resignation by the participant (other than resignation due to reassignment to a job that is not reasonably equivalent in responsibility or compensation, or that is not in the same geographic area, or resignation within 30 days following a reduction in pay), then the participant will be paid a pro rata award for the performance year in which his or her termination of employment occurs, with the award amount determined assuming all individual and corporate performance targets have been met.  Had any of Messrs. Dicus, Townsend, Aleshire, Brubaker or Jackson experienced such a termination of employment on September 30, 2011, they would have been entitled to the regular bonus earned for the year, rather than a pro rata award with assumed maximum achievement of performance targets, since the performance period for the year actually ended on that date.  The bonus amounts for fiscal year 2011 are set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

The Company’s DIBP provides that if, within two years following a change in control of the Company, a participant’s employment is terminated other than due to death, disability, retirement, cause or resignation by the participant (other than resignation due to reassignment to a job that is not reasonably equivalent in responsibility or compensation, or that is not in the same geographic area, or resignation within 30 days following a reduction in pay), then the participant will become fully vested in his or her plan account, which shall be paid to him or her within 90 days after the termination date.  If Messrs. Dicus, Townsend, Aleshire, Brubaker or Jackson had experienced such a termination of employment on September 30, 2011, the amounts of their DIBP accounts that would have vested and been payable within 90 days would have been $379,564, $138,662, $0, $0 and $28,377, respectively.

As discussed under “Compensation Discussion and Analysis—Retirement and Other Benefits,” in September 2007 the Bank purchased Bank Owned Life Insurance.  Under the terms of the Bank Owned Life Insurance, each insured employee was provided the opportunity to designate a beneficiary to receive a death benefit equal to the insured employee’s base salary as of August 27, 2007 if the insured dies while employed by the Bank.  All NEOs are insured under the Bank Owned Life Insurance and have designated beneficiaries.  Had Messrs. Dicus, Townsend, Aleshire, Brubaker or Jackson died on September 30, 2011, the death benefit payable would have been $489,000, $210,000, $214,000, $214,000 and $94,000, respectively.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is furnished by the Compensation Committee of the Company’s Board of Directors:

B.B. Andersen (Chairman)
Jeffrey M. Johnson
Michael T. McCoy, M.D.
Jeffrey R. Thompson
Marilyn S. Ward

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s common stock to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the SEC.  Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this proxy statement any late filings or failures to file.

The Company believes that, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended September 30, 2011 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s compensation plans and matters are administered by the Stock Benefit Committee and the Compensation Committee.  The Stock Benefit Committee is currently comprised of Directors Andersen and Ward.  The Compensation Committee is currently comprised of Directors Andersen (Chairperson), Johnson, McCoy, Thompson and Ward.

CERTAIN TRANSACTIONS

The charter of the Audit Committee of the Company’s Board of Directors provides that the Audit Committee is to review and approve all related party transactions (defined as transactions requiring disclosure under Item 404 of SEC Regulation S-K) on a regular basis.

Capitol Federal Savings has followed a policy of granting loans to officers and directors.  These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

All loans that Capitol Federal Savings makes to directors and executive officers are subject to regulations of the Office of the Comptroller of the Currency restricting loans and other transactions with affiliated persons of Capitol Federal Savings.  Loans to all directors and executive officers and their associates totaled approximately $5.9 million at September 30, 2011, which was approximately 0.30% of our consolidated equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 2011.

John C. Dicus, the father of John B. Dicus, the Company’s Chairman and Chief Executive Officer, retired as Chairman in January 2009.  Mr. John C. Dicus has continued to work for the Company as a non-executive employee and serves as Chairman Emeritus.  For the fiscal year ended September 30, 2011, Mr. John C. Dicus received a salary of $173,078, earned a bonus of $37,260 and received fees of $24,000 for his service as Chairman Emeritus.  The Company also paid a term life insurance premium on behalf of Mr. John C. Dicus of $400.  In addition, pursuant to a life insurance annuity purchased by the Bank on his behalf in 1974, Mr. John C. Dicus (or his heirs) will receive upon his retirement a 20-year monthly benefit of approximately $2,083.  The Bank no longer accrues expense for this benefit.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2011 with management.  The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence as currently in effect and discussed with Deloitte & Touche LLP their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, for filing with the SEC.

The foregoing report is furnished by the Audit Committee of the Company’s Board of Directors.

Marilyn S. Ward (Chairperson)
B. B. Andersen
Jeffrey M. Johnson
Michael T. McCoy
Jeffrey R. Thompson

PROPOSAL II

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are including in this proxy statement and will present at the annual meeting a non-binding stockholder vote to approve the compensation of our executives, as described in the proxy statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this proxy statement.  This proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

This vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board.  Nor will it affect any compensation previously paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Dodd-Frank Act requires that we include a “say on pay” vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future say-on-pay votes, with stockholders having the choice of every year, every two years or every three years. We held our first frequency vote at our last annual meeting of stockholders, and the most votes were received for a frequency of every year.  Our Board of Directors determined, in light of those results, that we will include a say-on-pay vote in our annual meeting proxy materials every year until the next required frequency vote is held.

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.  The Board of Directors believes that our compensation programs achieve this objective, and therefore recommends that stockholders vote “FOR” this proposal.

PROPOSAL III

APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN

Purpose

The purpose of the Capitol Federal Financial, Inc. 2012 Equity Incentive Plan is to promote the long-term growth and profitability of the Company, to provide directors and employees with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide these individuals with incentives that are closely linked to the interests of the Company’s stockholders.

As noted below, if approved by the Company’s stockholders at the annual meeting, the 2012 Equity Incentive Plan would authorize up to 8,270,500 shares of common stock to be utilized for awards of stock options, stock appreciation rights and restricted stock awards (which may be in the form of shares of common stock or share units giving the participant the right to receive shares of common stock at a specified future date), with no more than 5,907,500 shares issued upon exercise of stock options and stock appreciation rights and no more than 2,363,000 shares issued upon award or vesting of restricted stock awards.  The 8,270,500 shares represent approximately 4.9% of the shares of common stock outstanding as of December 2, 2011.  As of that date, there were outstanding options to purchase an aggregate of 905,833 shares of the common stock.  Including those shares currently underlying options, the 8,270,500 shares that would be authorized under the 2012 Equity Incentive Plan represent approximately 4.9% of the outstanding shares of common stock.

As of the date of this proxy statement, 2,857,680 shares remained available for future awards of stock options and stock appreciation rights under the Company’s 2000 Stock Option and Incentive Plan and 358,767

shares remained available for future awards of shares of restricted stock under the Company’s 2000 Recognition and Retention Plan.  If the 2012 Equity Incentive Plan is approved by stockholders at the annual meeting, however, no future awards will be made under the 2000 Stock Option and Incentive Plan or the 2000 Recognition and Retention Plan.  The 2012 Equity Incentive Plan would make 3,049,820 additional shares available for stock options and stock appreciation rights and 2,004,233 additional shares available for shares of restricted stock awards compared to the number of shares remaining available for these award types under the 2000 Stock Option and Incentive Plan and the 2000 Recognition and Retention Plan, respectively.  The Company believes that the additional shares that would be available for equity-based incentive awards under the 2012 Equity Incentive Plan are essential to maintain the Company’s ability to attract and retain management and other personnel of the highest quality and to align the long-term interests of these individuals with the interests of the Company’s stockholders.

The principal features of the 2012 Equity Incentive Plan are discussed below.  The discussion is only a summary and is qualified in its entirety by reference to the full text of the 2012 Equity Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.

General

The 2012 Equity Incentive Plan provides for the grant of the following types of awards to directors, advisory directors or directors emeritus, officers or employees of the Company and its subsidiaries who are selected to receive awards (collectively referred to below as “participants”):

•
options to purchase shares of common stock, which may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“incentive stock options”) or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (“non-qualified stock options”) (incentive stock options and non-qualified stock options are together referred to as “stock options” or “options”);

•	stock appreciation rights; and

•	restricted stock awards, which may be in the form of shares of common stock or share units giving the participant the right to receive shares of common stock at a specified future date.

Subject to adjustments described below under “—Changes in Capitalization,” the number of shares of common stock available for awards under the 2012 Equity Incentive Plan is 8,270,500, with no more than 5,907,500 shares issued upon exercise of stock options and stock appreciation rights and no more than 2,363,000 shares issued upon award or vesting of restricted stock awards.  Shares will be considered issued only if actually issued upon the exercise of a stock option or stock appreciation right or in connection with a restricted stock award.  Any award subsequently forfeited, in whole or in part, will not be considered issued.  If any award terminates, expires or lapses for any reason, any shares subject to the award will again be available for future awards under the 2012 Equity Incentive Plan.  Shares used to pay the exercise price of a stock option and shares used to satisfy tax withholding obligations will not be available for future awards.  To the extent shares are delivered pursuant to the exercise of a stock appreciation right, the number of underlying shares as to which the exercise related will count against the number of shares available for future awards, as opposed to only counting the shares actually issued.

Under the 2012 Equity Incentive Plan, during any calendar year, the maximum aggregate number of shares which may be issued to any one individual upon exercise of stock options and stock appreciation rights is 590,750, and the maximum aggregate number of shares which may be issued to any one individual upon award or vesting of restricted stock awards is 236,300, in each case subject to adjustments described below under “—Changes in Capitalization.”

As noted above, a participant may be a director, advisory director or director emeritus, officer or employee of the Company or any of its subsidiaries.  The total number of such individuals is currently approximately 750.

Administration of the 2012 Equity Incentive Plan

The 2012 Equity Incentive Plan will be administered by a committee (referred to below as the “Plan Committee”) of two or more members of the Company’s Board of Directors, each of whom qualifies as (i) an

“outside director,” within the meaning of Section 162(m) of the Internal Revenue Code, (ii) a “Non-Employee Director,” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) an “independent director” under the listing standards of the NASDAQ Stock Market.  Plan Committee members will serve at the discretion of the Company’s Board of Directors and may be removed by the Board at any time. It is expected that the Stock Benefit Committee of the Company’s Board of Directors will be designated by the Board as the Plan Committee if the 2012 Equity Incentive Plan is approved by stockholders at the annual meeting.

The Plan Committee will have the authority to:

•	select participants and grant awards, determine the number of shares subject to awards to be granted and establish the terms and conditions of awards;

•	interpret the 2012 Equity Incentive Plan and determine all questions that may arise under the 2012 Equity Incentive Plan as to eligibility for participation;

•	with the consent of the participant, to the extent deemed necessary by the Plan Committee, modify the terms of any outstanding award or accelerate or defer the vesting date of the award;

•	adopt rules and regulations and prescribe forms for the operation and administration of the 2012 Equity Incentive Plan; and

•	take any other action not inconsistent with the provisions of the 2012 Equity Incentive Plan that the Plan Committee may deem necessary or appropriate.

General Terms of Awards

Stock Options.  Stock options may be granted to participants at any time and from time to time by the Plan Committee.  Each option grant will be evidenced by an award agreement that specifies the exercise price, the exercise period, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Plan Committee determines. In addition, the award agreement will specify whether the option is intended to be an incentive stock option (which may only be granted to employees) or a non-qualified stock option.  The exercise price must not be less than the fair market value of a share of the Company’s common stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than 10% of the outstanding shares of the Company’s common stock must not be less than 110% of the fair market value of a share of the Company’s common stock on the date of grant.  The fair market value is the closing sale price of the Company’s common stock on the NASDAQ Stock Market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date.  The exercise period of a non-qualified stock option may not exceed 15 years from the grant date and the exercise period of an incentive stock option may not exceed ten years from the grant date, provided that the exercise period of an incentive stock option granted to a holder of more than 10% of the outstanding shares of the Company’s common stock may not exceed five years from the grant date.

A participant will be permitted to pay the exercise price of his or her option in cash, or, if and to the extent permitted by the Plan Committee, by delivering shares of the Company’s common stock that he or she already owns having an aggregate fair market value equal to the aggregate exercise price, or by a combination of cash and such shares. The participant also will be permitted to pay the exercise price through a cashless exercise facilitated through a broker.  The minimum number of shares which may be acquired upon exercise at any time is 100 or, if less, the total number of shares as to which the option has not yet been exercised.

The termination of a participant’s service with the Company will affect his or her ability to exercise options granted under the 2012 Equity Incentive Plan.  Upon termination of service of a participant other than for cause or due to death or disability, unless otherwise determined by the Committee and specified in the award agreement, all outstanding unvested options granted to the participant will be forfeited and all outstanding vested options granted to the participant will remain exercisable for three months following the termination date, but in no event beyond the expiration date of the option.  Upon termination of service of a participant due to death or disability, unless otherwise determined by the Plan Committee and specified in the award agreement, all outstanding unvested options granted to the participant will vest in full, and all outstanding options granted to the participant (regardless of whether previously vested or unvested) will remain exercisable for one year following the termination, but in no event beyond the expiration date of the option.  Upon termination of service of a participant for cause, all outstanding vested and unvested options granted to the participant will immediately be forfeited.

Stock Appreciation Rights.  Stock appreciation rights may be granted to participants at any time and from time to time as determined by the Plan Committee.  Each stock appreciation right will be evidenced by an award agreement that specifies the terms of the award, including the number of shares subject to the award, vesting conditions, exercise price (which must be equal to at least 100% of the fair market value of a share of the Company’s common stock on the date of grant) and the exercise period (which may not exceed 15 years). A stock appreciation right may be granted in tandem with a stock option or be granted independently of any option. In the case of a stock appreciation right that is granted in tandem with a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award.  The plan provisions on the vesting and exercising of stock appreciation rights after termination of service are essentially the same as those applicable to stock options.

The exercise of a stock appreciation right will entitle its holder to receive an amount of cash or shares of the Company’s common stock having a value equal to (1) the difference between the fair market value of a share of the Company’s common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.   The minimum number of shares as to which a stock appreciation right may be exercised is 100 or, if less, the total number of shares as to which the stock appreciation right has not yet been exercised.

Restricted Stock Awards. Restricted stock awards may be granted to participants at any time and from time to time as determined by the Plan Committee.  Restricted stock awards may be in the form of shares of the Company’s common stock that are subject to forfeiture and limits on transfer until the shares vest or in the form of restricted stock units, which are rights to receive shares of the Company’s common stock at a specified future date that are subject to forfeiture and limits on transfer until the units vest.  Each restricted stock award will be evidenced by an award agreement that specifies the terms of the award, including the number of shares or units covered by the award, the amount (if any) that the participant must pay to the Company in consideration for the issuance of such shares or units, the vesting conditions and, in the case of restricted stock units, the circumstances pursuant to which the units will be converted to shares of stock.

During the vesting period, unless specified otherwise in the applicable award agreement, a holder of shares of restricted stock will have all the rights of a stockholder, including the right to vote and the right to receive dividends paid with respect to those shares.  A holder of restricted stock units will not have voting rights with respect to the underlying shares until those shares are issued but, unless otherwise provided in the applicable award agreement, will have the right to receive dividend equivalents in the case of any dividends paid on the Company’s common stock.  Shares of restricted stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.

Unless otherwise determined by the Plan Committee and specified in the award agreement: (i) if a participant terminates service with the Company for any reason other than death or disability, any unvested shares of restricted stock or any unvested restricted stock units held by the participant will be forfeited; and (ii) if a participant terminates service with the Company due to death or disability, any unvested shares of restricted stock or any unvested restricted stock units held by the participant will vest in full.

Prohibition on Repricing of Stock Options and Stock Appreciation Rights

Other than as described under “—Changes in Capitalization,” neither the Company’s Board of Directors nor the Plan Committee may amend or modify the exercise price of a stock option or stock appreciation right, or cancel the stock option or stock appreciation right at a time when the exercise price is greater than the fair market value of the Company’s common stock in exchange for another award.

Transferability of Awards

A stock option, stock appreciation right or restricted stock award may be transferred upon the death of the participant to whom it is awarded, by will or the laws of inheritance.  A stock option, stock appreciation right or restricted stock award may be transferred during the lifetime of the participant to whom it is awarded only pursuant to a domestic relations order, provided that the participant may apply to the Plan Committee for approval to transfer to a family member all or any portion of an unexercised non-qualified stock option or a stock appreciation right or all or any portion of an unvested restricted stock award.

Changes in Capitalization

In the event of any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, that affects the shares of the Company’s common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of rights, then the Plan Committee must, in such manner as it may deem equitable, adjust the number of shares as to which future awards may be made under the 2012 Equity Incentive Plan and the number of shares subject to and exercise prices of outstanding awards.

Change in Control

Unless provided otherwise in the terms of the applicable award agreement, upon the occurrence of a change in control of the Company, all outstanding unvested stock options, stock appreciation rights and restricted stock awards granted under the 2012 Equity Incentive Plan will vest in full.  The term “change in control” is defined in the 2012 Equity Incentive Plan as the occurrence of any of the following events: (i) any third person or group becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors may be cast; (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company; or (iii) a tender offer or exchange offer for 25% or more of the total outstanding shares of the Company’s common stock is completed (other than such an offer by the Company).

Duration and Modification of the 2012 Equity Incentive Plan

The 2012 Equity Incentive Plan will remain in effect for a term of 15 years, after which no further awards may be made. The Company’s Board of Directors may at any time suspend or terminate or amend or revise the 2012 Equity Incentive Plan in whole or in part, except, in the case of an amendment or revision, to the extent stockholder approval is required under the Internal Revenue Code or the rules of any stock exchange or automated quotation system on which the Company’s common stock may then be listed or traded or on which the Company seeks to list or trade its common stock.

Federal Income Tax Consequences

The following discussion is intended for the information of stockholders considering how to vote on approval of the 2012 Equity Incentive Plan, and not as tax guidance to plan participants. Under current federal income tax laws, awards of stock options, stock appreciation rights, restricted stock and restricted stock units will generally have the following federal income tax consequences:

(1)	The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.

(2)
If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of common stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.

If the participant does not hold the shares of common stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option or two years after the grant of the stock option, whichever is later, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the stock option. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of common stock on the date of exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

If the participant holds the shares of common stock acquired upon exercise of an incentive stock option for one year after the stock option is exercised and two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain.

(3)
If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of common stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise to the date of sale. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

(4)
The grant of a stock appreciation right will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. If the participant exercises a stock appreciation right, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of common stock underlying the stock appreciation right being exercised and the exercise price of the stock appreciation right.  The Company will be entitled to a corresponding tax deduction. To the extent the stock appreciation right is settled in shares of common stock, when the participant sells the shares, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock appreciation right and long-term if the participant does hold the shares for more than one year after the exercise of the stock appreciation right.

(5)
The grant of shares of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant.  The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder. When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the shares of restricted stock vest, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date. The Company will not be entitled to a corresponding deduction for any such capital gain. Holders of shares of restricted stock also will recognize ordinary income equal to any dividend when such payments are received, even if the restricted stock remains subject to a substantial risk of forfeiture.

(6)
The grant of restricted stock units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Upon issuance of the underlying shares, the participant will generally recognize ordinary (compensation) income in the amount of the fair market value of the shares issued to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant. When the participant disposes of any shares of common stock issued upon settlement of the restricted stock units, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income with respect to the shares will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

Proposed Awards under the 2012 Incentive Plan

No awards have been proposed under the 2012 Equity Incentive Plan as of the date of this proxy statement.

Equity Compensation Plan Information

The following table sets forth information as of September 30, 2011 with respect to the two compensation plans under which shares of the Company’s common stock could be issued, the Company’s 2000 Stock Option and Incentive Plan and the Company’s 2000 Recognition and Retention Plan.  As noted above, if the 2012 Equity Incentive Plan is approved by stockholders at the annual meeting, no future awards will be made under the 2000 Stock Option and Incentive Plan or the 2000 Recognition and Retention Plan.

Equity Compensation Plan Information
Number of Shares
	Number of	Weighted	Remaining Available
	Shares to be	Average	for Future Issuance
	issued upon	Exercise	Under Equity
	Exercise of	Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Shares
	Options, Warrants	Options, Warrants	Reflected in the
Plan Category	and Rights	and Rights	First Column)

Equity compensation plans approved
by stockholders	906,964	$15.09	3,215,316(1)
Equity compensation plans not approved
by stockholders	N/A	N/A	N/A
	906,964	15.09	3,215,316
___________________
(1) This amount includes 358,767 shares issuable under the Company’s 2000 Recognition and Retention Plan.

Board Recommendation

The Company’s Board of Directors unanimously recommends that stockholders vote FOR approval of the 2012 Equity Incentive Plan.

PROPOSAL IV

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Company’s Board of Directors has renewed the Company’s arrangement for Deloitte & Touche LLP to be the Company’s independent auditors for the fiscal year ending September 30, 2012, subject to the ratification of that appointment by the Company’s stockholders at the annual meeting.  A representative of Deloitte & Touche LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

For the fiscal years ended September 30, 2011 and 2010, Deloitte & Touche LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a)
Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, for the audit pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, for the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for statutory and regulatory audits and for consents: $938,000 - 2011; $911,000 – 2010.

(b)
Audit Related Fees: Aggregate fees billed for professional services rendered related to the Conversion, audits of employee benefit plans, stand-alone audit of subsidiary and mutual holding company and agreed-upon procedures engagements: $346,000 - 2011; $1,085,935 – 2010.

(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax return preparation and tax consultations: $90,463 - 2011; $80,495 – 2010.

(d)	All other fees: Aggregate fees billed for all other professional services, consisting of: $17,750 - 2011; $6,932 – 2010.

The Audit Committee generally pre-approves all audit and permissible non-audit services to be provided by the independent auditors.  The Audit Committee has, however, delegated authority to the chairperson of the Audit Committee to pre-approve services not pre-approved by the Audit Committee, provided such action is reported to the Audit Committee at its next meeting.   None of the services provided by Deloitte & Touche LLP described in items (a)-(d) above was approved by the Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC’s rules and regulations.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2012.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at the meeting must be received at the Company’s executive office at 700 S. Kansas Avenue, Topeka, Kansas 66603 no later than August 24, 2012.  All stockholder proposals submitted for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s charter and bylaws.

In addition to the deadline and other requirements referred to above for submitting a stockholder proposal to be included in the Company’s proxy materials for its next annual meeting of stockholders, the Company’s bylaws require a separate notification to be made in order for a stockholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company’s proxy materials for the meeting.  In order to be eligible for presentation at the Company’s next annual meeting of stockholders, written notice of a stockholder proposal containing the information specified in Article I, Section 6 of the Company’s bylaws must be received by the Secretary of the Company not earlier than the close of business on September 26, 2012 and not later than the close of business on October 26, 2012.  If, however, the date of the next annual meeting is before January 4, 2013 or after March 25, 2013, the notice of the stockholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

ADDITIONAL INFORMATION

The Company will pay the costs of soliciting proxies.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

APPENDIX A

CAPITOL FEDERAL FINANCIAL, INC.

2012 EQUITY INCENTIVE PLAN

A-ii

ARTICLE X MISCELLANEOUS		A-14

Section 10.1	Status as an Employee Benefit Plan.	A-14
Section 10.2	No Right to Continued Employment.	A-14
Section 10.3	Construction of Language.	A-14
Section 10.4	Severability.	A-14
Section 10.5	Governing Law.	A-15
Section 10.6	Headings.	A-15
Section 10.7	Non-Alienation of Benefits.	A-15
Section 10.8	Notices.	A-15
Section 10.9	Approval of Shareholders.	A-15
Section 10.10	Clawback.	A-15
Section 10.11	Compliance with Section 409A.	A-15

A-iii

Capitol Federal Financial, Inc.
2012 Equity Incentive Plan

ARTICLE I
PURPOSE

Section 1.1     General Purpose of the Plan.

The purpose of the Plan is to promote the long-term growth and profitability of Capitol Federal Financial, Inc., to provide directors, advisory or emeritus directors, officers and employees of Capitol Federal Financial, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Capitol Federal Financial, Inc. in order to provide Plan Participants with incentives that are closely linked to the interests of all stockholders of Capitol Federal Financial, Inc.  The Plan is not intended to expose the Company to imprudent risks.

ARTICLE II
DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any other benefit under this Plan.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable, following the Participant’s death.

Board means the Board of Directors of Capitol Federal Financial, Inc. and any successor thereto.

Change in Control means any of the following events:

(a)         any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board may be cast;

(b)         as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board; or

(c)         a tender offer or exchange offer for 25% or more of the total outstanding Shares of the Company is completed (other than such an offer by the Company).

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

Company means Capitol Federal Financial, Inc. a Maryland corporation, and any successor thereto.

Disability means a total and permanent disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

Domestic Relations Order means a domestic relations order that satisfies the requirements of Section 414(p)(1)(B) of the Code, or any successor provision, as if such section applied to the applicable Award.

Effective Date means the date on which the Plan is approved by the stockholders of Capitol Federal Financial, Inc.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the Shares due upon exercise of a Stock Appreciation Right is computed.

Fair Market Value means, with respect to a Share on a specified date:

(a)         If the Shares are listed on any established stock exchange, the closing sales price for such stock (or the closing bid, if no sales were reported) as reported on that exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(b)         If the Shares are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (a), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(c)         In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

Family Member means with respect to any Participant:

(a)         the lineal ascendants and lineal descendants of such Participant or his spouse, or any one or more of them, or

(b)         an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are one or more of the lineal ascendants or lineal descendants of such Participant or his spouse, or wholly owned jointly by one or more of them and the Participant.

Incentive Stock Option means a right to purchase Shares that is granted to an employee of the Company or any Affiliate that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of Section 422 of the Code.

Non-Qualified Stock Option means a right to purchase Shares that is not intended to qualify as an Incentive Stock Option or does not satisfy the requirements of Section 422 of the Code.

Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Participant means any director, advisory or emeritus director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means the Capitol Federal Financial, Inc. 2012 Equity Incentive Plan, as amended from time to time.

Restricted Stock Award means an award of Shares or Share Units pursuant to Article VII.

Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Affiliate.

Share means a share of common stock, par value $.01 per share, of Capitol Federal Financial, Inc.

Share Unit means the right to receive a Share at a specified future date.

Stock Appreciation Right means the right to receive a payment in Shares or cash measured by the increase in the Fair Market Value of a Share over the Exercise Price of that Stock Appreciation Right.

Stock Appreciation Right Holder means, at any relevant time with respect to a Stock Appreciation Right, the person having the right to exercise the Stock Appreciation Right.

Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates.  No act or failure to act on Participant’s part shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.  Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Vesting Date means the date or dates on which the grant of an Option or Stock Appreciation Right is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

ARTICLE III
AVAILABLE SHARES

Section 3.1     Shares Available Under the Plan.

Subject to adjustment under Article IX, the maximum aggregate number of Shares representing Awards shall not exceed 8,270,500 Shares.  Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both.

Section 3.2     Shares Available for Options and Stock Appreciation Rights.

Subject to adjustment under Article IX, the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights shall be 5,907,500 Shares, and the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights to any one individual in any calendar year shall be 590,750 Shares.  The maximum number of Shares which may be issued as Incentive Stock Options shall be 5,907,500.

Section 3.3     Shares Available for Restricted Stock Awards.

Subject to adjustment under Article IX, the maximum number of Shares which may be issued upon award or vesting of Restricted Stock Awards under the Plan shall be 2,363,000 Shares and the maximum aggregate number of Shares which may be issued upon award or vesting of Restricted Stock Awards to any one individual in any calendar year shall be 236,300.

Section 3.4     Computation of Shares Issued.

For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Option or Stock Appreciation Right or in connection with a Restricted Stock Award.  Any Award subsequently forfeited, in whole or in part, shall not be considered issued. If any Award granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.  Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan.  To the extent that Shares are delivered pursuant to the exercise of a Stock Appreciation Right, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for Awards, as opposed to only counting the Shares issued.

ARTICLE IV
ADMINISTRATION

Section 4.1     Committee.

(a)           The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board.  Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code or a successor rule or regulation, a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

(b)           The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee.  Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

(c)           The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.2     Committee Powers.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a)         to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;

(b)         with the consent of the Participant, to the extent deemed necessary by the Committee, to amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

(c)         to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d)         to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V
STOCK OPTIONS

Section 5.1     Grant of Options.

(a)           Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares.  An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option.  Only employees of the Company or its Affiliates may receive Incentive Stock Options.

(b)           Any Option granted shall be evidenced by an Award Agreement which shall:

(i)           specify the number of Shares covered by the Option;

(ii)           specify the Exercise Price;

(iii)           specify the Exercise Period;

(iv)           specify the Vesting Date; and

(v)           contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 5.2     Size of Option.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3     Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4     Exercise Period.

The Exercise Period during which an Option may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

(a)         the date specified by the Committee in the Award Agreement;

(b)         the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability or a Termination for Cause;

(c)         the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death or Disability;

(d)         as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e)         the last day of the fifteen-year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 5.5     Vesting Date.

(a)           The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)           if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Option shall be forfeited without consideration;

(ii)           if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii)           if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 5.6     Additional Restrictions on Incentive Stock Options.

An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a)         Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

(b)         Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an Incentive Stock Option.

(c)         The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000 and the term of the Incentive Stock Option shall not be more than ten years.

(d)         Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7     Method of Exercise.

(a)           Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased.  An Option Holder shall exercise an Option to purchase Shares by:

(i)           giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

(ii)           delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

(iii)           satisfying such other conditions as may be prescribed in the Award Agreement.

(b)           The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i)           in cash (by certified or bank check or such other instrument as the Company may accept); or

(ii)           if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii)           by a combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c)           When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate or cause Shares to be issued by book-entry procedures, in either event evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 5.8     Limitations on Options.

(a)           An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b)           The Company’s obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i)           the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii)           the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c)           An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder’s death shall be transferred to the Option Holder’s estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

Section 5.9     Prohibition Against Option Repricing.

Except as provided in Section 9.3 and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is greater than the Fair Market Value of the Shares, in exchange for another Option or Award.

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1     Grant of Stock Appreciation Rights.

(a)           Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant a Stock Appreciation Right.  A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right.  A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates.  The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel a tandem Stock Appreciation Right for a like number of Shares.

(b)           Any Stock Appreciation Right granted shall be evidenced by an Award Agreement which shall:

(i)           specify the number of Shares covered by the Stock Appreciation Right;

(ii)           specify the Exercise Price;

(iii)           specify the Exercise Period;

(iv)           specify the Vesting Date;

(v)           specify that the Stock Appreciation Right shall be settled in cash or Shares, or a combination of cash or Shares; and

(vi)           contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 6.2     Size of Stock Appreciation Right.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Stock Appreciation Rights shall be determined by the Committee, in its discretion.

Section 6.3     Exercise Price.

The price per Share at which a Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted.

Section 6.4     Exercise Period.

The Exercise Period during which a Stock Appreciation Right may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

(a)         the date specified by the Committee in the Award Agreement;

(b)         the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability or a Termination for Cause;

(c)         the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death or Disability;

(d)         as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e)         the last day of the fifteen-year period commencing on the date on which the Stock Appreciation Right was granted.

A Stock Appreciation Right that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 6.5     Vesting Date.

(a)           The Vesting Date for each Stock Appreciation Right Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)           if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Award shall be forfeited without consideration;

(ii)           if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii)           if a Change in Control occurs prior to the Vesting Date of a Stock Appreciation Right Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 6.6     Method of Exercise.

(a)           Subject to the limitations of the Plan and the Award Agreement, a Participant may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Stock Appreciation Right Holder shall exercise a Stock Appreciation Right by:

(i)           giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Stock Appreciation Right; and

(ii)           satisfying such other conditions as may be prescribed in the Award Agreement.

(b)           When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Stock Appreciation Right Holder (or, in the event of his or her death, his or her Beneficiary) of cash or a number of Shares with an aggregate Fair Market Value equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, times the number of Stock Appreciation Rights exercised.  The Person exercising the Stock Appreciation Right shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 6.7     Limitations on Stock Appreciation Rights.

(a)           A Stock Appreciation Right by its terms shall not be transferable by the Stock Appreciation Right Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Stock Appreciation Right Holder, only by the Stock Appreciation Right Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Stock Appreciation Right under the Plan, apply to the Committee for approval to transfer all or any portion of such Stock Appreciation Right which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Stock Appreciation Right, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Stock Appreciation Right depends on the life, Service or other status of the Participant, such privilege of the Stock Appreciation Right for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b)           The Company’s obligation to deliver Shares with respect to a Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Stock Appreciation Right Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i)           the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii)           the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c)           A Stock Appreciation Right Holder may designate a Beneficiary to receive any Stock Appreciation Right that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Stock Appreciation Right Holder, or in the event that no Beneficiary has been designated, any Stock Appreciation Rights that may be exercised following the Stock Appreciation Right Holder’s death shall be transferred to the Stock Appreciation Right Holder’s estate. If the Stock Appreciation Right Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Stock Appreciation Right Holder shall be deemed to have survived the Beneficiary.

Section 6.8     Prohibition Against Stock Appreciation Right Repricing.

Except as provided in Section 9.3 and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of a Stock Appreciation Right pursuant to the Plan to amend or modify the Exercise Price of any such Stock Appreciation Right or to cancel the Stock Appreciation Right at a time when the Exercise Price is greater than the Fair Market Value of the Shares, in exchange for another Stock Appreciation Right or Award.

ARTICLE VII
RESTRICTED STOCK AWARDS

Section 7.1     In General.

(a)           Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

(i)           the number of Shares or Share Units covered by the Restricted Stock Award;

(ii)           the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares or Share Units;

(iii)           the date of grant of the Restricted Stock Award;

(iv)           the Vesting Date for the Restricted Stock Award;

(v)           as to Restricted Stock Awards awarding Shares, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and

(vi)           as to Restricted Stock Awards awarding Share Units, the rights of the Participant with respect to attributes of the Share Units which are the equivalent of dividends and other rights and preferences associated with Shares and the circumstances pursuant to which Share Units shall be converted to Shares;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b)           All Restricted Stock Awards consisting of Shares shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant, subject to written transfer restriction instructions issued to the Company’s stock transfer agent, together with an irrevocable stock power executed by the Participant in favor of and held by the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award.  The Shares shall at all times prior to the applicable Vesting Date be subject to the following restriction, communicated in writing to the Company’s stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between Capitol Federal Financial, Inc. and [Name of Participant] dated [Award Date] made pursuant to the terms of the Capitol Federal Financial, Inc. 2012 Equity Incentive Plan, copies of which are on file at the executive offices of Capitol Federal Financial, Inc. and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive communication or legend as the Committee, in its discretion, may specify.

(c)           Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, provided, however, that a Participant may, at any time at or after the grant of a Restricted Stock Award under the Plan, apply to the Committee for approval to transfer all or any portion of such Restricted Stock Award which is then unvested to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Restricted Stock Award, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Restricted Stock Award depends on the life, Service or other status of the Participant, such privilege of the Restricted Stock Award for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

Section 7.2     Vesting Date.

(a)           The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)           if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares or Share Units shall be forfeited without consideration;

(ii)           if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant’s Service with the Company; and

(iii)           if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 7.3     Dividend Rights.

Unless otherwise specified in the Award Agreement, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, or an equivalent amount in the case of a Restricted Stock Award awarding Share Units, shall be paid to the Participant at the same time they are paid to all other shareholders of the Company.

Section 7.4     Voting Rights.

Unless otherwise specified in the Award Agreement, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

Section 7.5     Designation of Beneficiary.

A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares or Shares distributed in satisfaction of any unvested Share Units that become vested on the date of the Participant’s death.  Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee.  In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.

Section 7.6     Manner of Distribution of Awards.

The Company’s obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VIII
SPECIAL TAX PROVISION

Section 8.1     Tax Withholding Rights.

Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE IX
AMENDMENT AND TERMINATION

Section 9.1     Termination

The Board may suspend or terminate the Plan in whole or in part at any time prior to the fifteenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee.  Unless sooner terminated, the Plan shall terminate automatically on the fifteenth anniversary of the Effective Date.  In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

Section 9.2     Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.

Section 9.3     Adjustments in the Event of Business Reorganization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i)           the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

(ii)           the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

(iii)           the Exercise Price of Options and Stock Appreciation Rights.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE X
MISCELLANEOUS

Section 10.1     Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 10.2     No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory director or employee of the Company.  The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

Section 10.3     Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 10.4     Severability.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 10.5     Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of Kansas without giving effect to the conflict of laws principles thereof. The federal and state courts located in the County or contiguous counties in which the Company’s headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 10.6     Headings.

The headings of Articles and Sections are included solely for convenience of reference.  If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 10.7     Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 10.8     Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)           If to the Committee:

Capitol Federal Financial, Inc.
700 South Kansas Avenue
Topeka, Kansas 66603

Attention:  Corporate Secretary

(b)           If to a Participant, to such person’s address as shown in the Company’s records.

Section 10.9     Approval of Shareholders.

The Plan shall be subject to approval by the Company’s shareholders within twelve (12) months before or after the date the Board adopts the Plan.

Section 10.10   Clawback.

All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.

Section 10.11   Compliance with Section 409A.

The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code, to the extent applicable, and the Plan shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereunder is subject to Section

409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee.  In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement (or such later time as permitted under the Section 409A regulations that does not cause the amount to be considered a deferral of compensation for purposes of Section 409A). In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A.  If an amount that is subject to Section 409A becomes payable under an Award as a result of the Participant's separation from service (other than due to death), and the Participant is a “specified employee” (as defined under Section 409A), then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” (as defined under Section 409A) except as permitted under Section 409A.

REVOCABLE PROXY

CAPITOL FEDERAL FINANCIAL, INC.

ANNUAL MEETING OF STOCKHOLDERS
January 24, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the members of the Board of Directors of Capitol Federal Financial, Inc., and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Capitol Federal Financial, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on January 24, 2012 at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES NAMED HEREIN, "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, "FOR" THE APPROVAL OF THE CAPITOL FEDERAL FINANCIAL, INC. 2012 EQUITY INCENTIVE PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

CAPITOL FEDERAL FINANCIAL, INC.

January 24, 2012

PROXY VOTING INSTRUCTIONS

<u>INTERNET</u> - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

<u>TELEPHONE</u> - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

<u>MAIL</u> - Sign, date and mail your proxy card in the envelope provided as soon as possible.

<u>IN PERSON</u> - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

<u>NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL</u>: The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://ir.capfed.com/docs.aspx?iid=4044379

↓ Please detach along perforated line and mail in the envelope provided <u>IF</u> you are not voting via telephone or the Internet. ↓

20230303000000000000 8 012412

The Board of Directors recommends a vote "FOR" the election of all nominees named herein, "FOR" the advisory vote on executive compensation, "FOR" the approval of the Capitol Federal Financial, Inc. 2012 Equity Incentive Plan and "FOR" the ratification of the appointment of Deloitte & Touche LLP.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: (for three-year terms)

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instruction below)

NOMINEES:
○ Morris J. Huey, II
○ Reginald L. Robinson

<u>INSTRUCTIONS:</u> To withhold authority to vote for one nominee but not both nominees, mark "FOR ALL EXCEPT" and fill in the circle next to the nominee you for whom wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt from Capitol Federal Financial, Inc., prior to the execution of this Proxy, of Notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders for the fiscal year ended September 30, 2011.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.